AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2023

1940 Act File No. 811-03213

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 267

(Check appropriate box or boxes)

NATIONWIDE VARIABLE INSURANCE TRUST

(Exact Name of Registrant as Specified In Its Charter)

One Nationwide Plaza

Mail Code 05-02-210

Columbus, Ohio 43215

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, including Area Code: (614) 435-5787

Send Copies of Communications to:

ALLAN J. OSTER, ESQ. 10 WEST NATIONWIDE BOULEVARD COLUMBUS, OH 43215 (Name and Address of Agent for Service)	PRUFESH R. MODHERA, ESQ. STRADLEY RONON STEVENS & YOUNG, LLP 2000 K STREET, N.W., SUITE 700 WASHINGTON, DC 20006

EXPLANATORY NOTE

This Amendment No. 267 (the “Amendment”) to the Registration Statement of Nationwide Variable Insurance Trust (the “Registrant”) on Form N-1A is being filed under the Investment Company Act of 1940 (the “1940 Act”), as amended, to amend and supplement Amendment No. 265 to the Registrant’s Registration Statement on Form N-1A, filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 27, 2023 under the 1940 Act (Accession No. 0001193125-23-121725) (“Amendment No. 265”), as pertaining to Part A and Part B of the NVIT GS Emerging Markets Equity Insights Fund, NVIT GS International Equity Insights Fund, NVIT GS Large Cap Equity Fund (formerly, NVIT GS Large Cap Equity Insights Fund) and NVIT GS Small Cap Equity Insights Fund and Part B of the NVIT U.S. 130/30 Equity Fund (each a “Fund” and together, the “Funds”), each a series of the Registrant.

Part A of the NVIT U.S. 130/30 Equity Fund and Part B of the Funds, as filed in Amendment No. 265, are incorporated herein by reference.

The shares of beneficial interest (“Shares”) of the series of the Registrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because each series of the Registrant issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Shares of the series of the Registrant may be purchased only by “accredited investors,” as defined in Regulation D under the Securities Act. This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The audited Financial Statement and the Report of Independent Registered Public Accounting Firm of the Funds for the fiscal year ended December 31, 2022, as filed with the Commission on February 24, 2023 (Accession No. 0001839673-23-000006) contained in the Annual Report of the Registrant, dated December 31, 2022, is incorporated herein by reference.

This Registration Statement relates only to the Funds and does not affect or incorporate by reference the currently effective Part A and Part B for the Registrant’s other series.

Nationwide Variable Insurance Trust
Prospectus April 27, 2023 (as revised July 7, 2023)
The NVIT GS Large Cap Equity Fund (formerly, NVIT GS Large Cap Equity Insights Fund) (the “Fund”) is a series of Nationwide Variable Insurance Trust (the “Trust”), which is registered under the Investment Company Act of 1940, as amended. Shares of the Fund are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because shares of the Fund will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Fund. This Registration Statement is not an offer to sell, or a solicitation of an offer to buy, any shares of the Fund.
Responses to Form N-1A, Part A, Items 1, 2, 3, 4 and 13 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.
Item 5. Management.
NVIT GS Large Cap Equity Fund
Nationwide Fund Advisors (“NFA” or the “Adviser”) is the Fund’s investment adviser. Goldman Sachs Asset Management, L.P. (“GSAM”) serves as the Fund’s subadviser.
The following individuals serve as portfolio managers to the Fund:
Portfolio Manager	Title	Length of Service with Fund
Dennis Walsh	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Osman Ali, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Len Ioffe, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Takashi Suwabe	Managing Director and Senior Portfolio Manager, GSAM	Since 2021
Steven Barry	Managing Director; Co-CIO of US Equity; CIO of Fundamental Equity and Portfolio Manager, GSAM	Since 2023
Stephen Becker, CFA	Managing Director; Co-CIO of US Equity and Portfolio Manager, GSAM	Since 2023
Item 6. Purchase and Sale of Fund Shares.
The Fund currently offers one class of shares (Class Y shares). There is no minimum initial or subsequent investment amount for the Fund. Shares of the Fund are currently only available to other investment companies advised by NFA in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act, and the shares of such other investment companies that are sold only to insurance company separate accounts to fund benefits payable under variable life insurance policies and variable annuity contracts. An investor may purchase or redeem shares of the Fund on any day the Fund is open for business at the net asset value (“NAV”) per share next determined after a purchase or redemption request in good order is received by the Fund.
Item 7. Tax Information.
The Fund’s distributions are generally taxable as ordinary income, capital gains, or some combination of both.

Nationwide Variable Insurance Trust
Prospectus April 27, 2023 (as revised July 7, 2023)
Item 8. Financial Intermediary Compensation.
Disclosure item not applicable.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.
Objectives
The NVIT GS Large Cap Equity Fund seeks long-term growth of capital and dividend income.
These investment objectives may be changed without shareholder approval by the Nationwide Variable Insurance Trust’s Board of Trustees (the “Board of Trustees”) upon 60 days’ written notice to shareholders.
Principal Investment Strategies
Under normal circumstances, the Fund invests at least 80% of its net assets in a broadly diversified portfolio of equity investments in large-cap U.S. issuers. Large-cap issuers will generally have public stock market capitalization of at least $3 billion. If the market capitalization of a company held by the Fund moves outside of this range, the Fund may, but is not required to, sell the securities. The Fund is not required to limit its investments to securities solely in this capitalization range and may invest in securities of issuers outside this capitalization range. The Fund considers a U.S. issuer to be an issuer that is economically tied to the United States. The subadviser will consider the following factors in making such a determination:
•The issuer has a class of securities whose principal securities market is in the United States;
•The issuer has its principal office in the United States;
•The issuer derives 50% or more of its total revenue or profit from goods produced, sales made or services provided in the United States;
•The issuer maintains 50% or more of its assets in the United States; or
•Other factors in Goldman Sachs Asset Management L.P.’s (“GSAM”) discretion, for example, classifications assigned by third parties, including an issuer’s “country of risk” as determined by Bloomberg or the classifications assigned to an issuer by the provider of the Fund’s benchmark index. These classifications are generally based on a number of criteria, including an issuer’s country of domicile, the primary stock exchange on which an issuer’s securities trade, the location from which the majority of an issuer’s revenue is derived, and an issuer’s reporting currency. Although GSAM may rely on these classifications, it is not required to do so.
The Fund also may invest in foreign securities.
The Fund consists of two portions, or “sleeves,” both managed by GSAM. The Fund's benchmark index is the Russell 1000® Index.
For the first sleeve, GSAM uses a quantitative style of management, in combination with a qualitative overlay, that emphasizes fundamentally based stock selection, careful portfolio construction and efficient implementation. The sleeve’s investments are selected using fundamental research and a variety of quantitative techniques based on certain investment themes, including, among others, Fundamental Mispricings, High-Quality Business Models, Sentiment Analysis and Market Themes and Trends. Fundamental Mispricings seeks to identify high-quality businesses that are undervalued, which GSAM believes leads to strong performance over the long run. High-Quality Business Models seeks to identify companies that are generating high-quality revenues with sustainable business models and aligned management incentives. Sentiment Analysis seeks to identify stocks experiencing improvements in their overall market sentiment. Market Themes and Trends seeks to identify companies positively positioned to benefit from themes and trends in the market and macroeconomic environment.
GSAM then seeks to manage risk by maintaining portfolio characteristics, such as size, similar to those of the Fund’s benchmark, and by limiting the size of individual stock positions. GSAM seeks to maximize expected excess return by overweighting stocks with positive characteristics identified in the return models and underweighting stocks with negative characteristics relative to their benchmark weights. GSAM may use a computer optimizer to evaluate many different security combinations (and consider many possible weightings) in an effort to construct the most efficient portfolio. The portfolio management team considers transaction costs at various steps of the investment process. The team incorporates expected portfolio turnover when assigning weights to the variables in the return model. The team takes into account expected execution costs and evaluates multiple trading options.
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The first sleeve’s stock selection process relies on quantitative techniques and a qualitative overlay. As a result of the qualitative overlay, the sleeve’s investments may not correspond to those generated by GSAM’s proprietary models. GSAM may make investment decisions that deviate from those generated by GSAM’s proprietary models, at the discretion of GSAM, for a number of reasons including, but not limited to, corporate actions (e.g., reorganizations, mergers and buy-outs), industry events and/or trading liquidity. In addition, GSAM may, in its discretion, make changes to its quantitative techniques, or use other quantitative techniques based on GSAM’s proprietary research.
Using a combination of fundamental research and quantitative factors to achieve the Fund’s investment objective, GSAM invests the second sleeve, under normal circumstances, in companies that it considers to be positioned for long-term growth of capital. GSAM’s fundamental equity growth investment process involves evaluating potential investments based on specific characteristics believed to identify high-quality businesses with sustainable growth prospects, including strong business franchises, favorable long-term prospects, and excellent management. No one factor or consideration is determinative in the stock selection process.
Investments in the second sleeve will be further evaluated by GSAM for their exposures to quantitative factors, such as, for example, valuation, profitability and volatility, to seek to enhance the sleeve’s risk adjusted returns. Risk management, portfolio construction and sizing of positions will be informed by portfolio-level quantitative factor considerations, although the portfolio managers may adjust these in their discretion. GSAM may decide to sell a position for various reasons, including when a company’s fundamental outlook deteriorates, because of valuation and price considerations, for risk management purposes, or when a company is deemed to be misallocating capital. In addition, GSAM may sell a position in order to meet shareholder redemptions.
The Fund may engage in frequent and active trading of portfolio securities.
Principal Risks
The Fund cannot guarantee that it will achieve its investment objective.
As with any fund, the value of the Fund’s investments—and therefore, the value of Fund shares—may fluctuate. These changes may occur because of:
Equity securities risk – the Fund could lose value if the individual equity securities in which it has invested and/or the overall stock markets on which the stocks trade decline in price. Stocks and stock markets often experience short-term volatility (price fluctuation) as well as extended periods of price decline or little growth. Individual stocks are affected by many factors, including:
•corporate earnings;
•production;
•management and
•sales and market trends, including investor demand for a particular type of stock, such as growth or value stocks, small- or large-cap stocks, or stocks within a particular industry.
Investing for growth – common stocks and other equity-type securities that seek growth often involve larger price swings and greater potential for loss than other types of investments. These risks may be even greater in the case of smaller capitalization stocks.
Investing for income – income provided by the Fund may be reduced by changes in the dividend policies of, and the capital resources available for dividend payments at, the companies in which the Fund invests.
Foreign securities risk – foreign securities may be more volatile, harder to price and less liquid than U.S. securities. Foreign investments involve some of the following risks:
•political and economic instability;
•the impact of currency exchange rate fluctuations;
•sanctions imposed by other foreign governments, including the United States;
•reduced information about issuers;
•higher transaction costs;
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•less stringent regulatory and accounting standards and
•delayed settlement.
Additional risks include the possibility that a foreign jurisdiction will impose or increase withholding taxes on income payable with respect to foreign securities; the possible seizure, nationalization or expropriation of the issuer or foreign deposits (in which the Fund could lose its entire investment in a certain market); and the possible adoption of foreign governmental restrictions such as exchange controls.
Regional – adverse conditions in a certain region can adversely affect securities of issuers in other countries whose economies appear to be unrelated. To the extent that the Fund invests a significant portion of its assets in a specific geographic region, the Fund will generally have more exposure to regional economic risks. In the event of economic or political turmoil or a deterioration of diplomatic relations in a region or country where a substantial portion of the Fund’s assets are invested, the Fund may experience substantial illiquidity or losses.
Foreign currencies – foreign securities often are denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of the Fund's portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars.
Foreign custody – the Fund invests in foreign securities that may hold such securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business, and there may be limited or no regulatory oversight of their operations. The laws of certain countries put limits on the Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund holding assets outside the United States.
Depositary receipts – investments in foreign securities may be in the form of depositary receipts, such as American Depositary Receipts (ADRs), European Depositary Receipts (EDRs) and Global Depositary Receipts (GDRs), which typically are issued by local financial institutions and evidence ownership of the underlying securities. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.
Depositary receipts may or may not be jointly sponsored by the underlying issuer. The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Certain depositary receipts are not listed on an exchange and therefore may be considered to be illiquid securities.
Investment style risk – different investment styles (e.g., “growth,” “value” or “quantitative”) tend to shift in and out of favor depending upon market and economic conditions and investor sentiment. The Fund may outperform or underperform other funds that invest in similar asset classes but employ different investment styles.
Large shareholder transactions risk – the Fund may experience adverse effects when certain large shareholders, such as other mutual funds, purchase or redeem large amounts of shares of the Fund. Large redemptions, which may occur rapidly or unexpectedly, may cause the Fund to sell portfolio securities at a time when it would not otherwise do so, which may negatively impact the Fund’s NAV and liquidity. Similarly, large Fund share purchases may adversely affect the Fund’s performance to the extent that the Fund is delayed in investing new cash or otherwise maintains a larger cash position than it ordinarily would. These transactions may increase transaction costs to the Fund . In addition, a large redemption could result in the Fund’s current expenses being allocated over a smaller asset base, leading to an increase in the Fund’s expense ratio.
Market risk – the risk that one or more markets in which the Fund invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. In particular, market risk, including political, regulatory, market, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value of the Fund's investments. In addition, turbulence in financial markets and reduced liquidity in the markets negatively affect many issuers, which could adversely affect the Fund. These risks will be magnified if certain
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social, political, economic and other conditions and events (such as natural disasters, epidemics and pandemics, terrorism, conflicts and social unrest) adversely interrupt the global economy. In addition, any spread of an infectious illness, public health threat or similar issue could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and generally have a significant impact on the economies of the affected country and other countries with which it does business, which in turn could adversely affect the Fund's investments in that country and other affected countries. In these and other circumstances, such events or developments might affect companies world-wide and therefore can affect the value of the Fund's investments.
Following Russia's invasion of Ukraine in late February 2022, various countries, including the United States, as well as NATO and the European Union, issued broad-ranging economic sanctions against Russia and Belarus. The resulting responses to the military actions (and potential further sanctions in response to continued military activity), the potential for military escalation and other corresponding events, have had, and could continue to have, severe negative effects on regional and global economic and financial markets, including increased volatility, reduced liquidity and overall uncertainty. The negative impacts may be particularly acute in certain sectors including, but not limited to, energy and financials. Russia may take additional counter measures or retaliatory actions (including cyberattacks), which could exacerbate negative consequences on global financial markets. The duration of ongoing hostilities and corresponding sanctions and related events cannot be predicted. The foregoing may result in a negative impact on Fund performance and the value of an investment in the Fund, even beyond any direct investment exposure the Fund may have to Russian issuers or the adjoining geographic regions.
The “COVID-19” strain of coronavirus has resulted in instances of market closures and dislocations, extreme volatility, liquidity constraints and increased trading costs. Efforts to contain its spread have resulted in travel restrictions, disruptions of healthcare systems, business operations (including business closures) and supply chains, layoffs, lower consumer demand and employee availability, and defaults and credit downgrades, among other significant economic impacts that have disrupted global economic activity across many industries. Such economic impacts may exacerbate other pre-existing political, social and economic risks locally or globally and cause general concern and uncertainty. The full economic impact and ongoing effects of COVID-19 (or other future epidemics or pandemics) at the macro-level and on individual businesses are unpredictable and may result in significant and prolonged effects on the Fund’s performance.
Portfolio turnover risk – the portfolio’s investment strategy may involve high portfolio turnover (such as 100% or more). A portfolio turnover rate of 100%, for example, is equivalent to the Fund buying and selling all of its securities once during the course of the year. A high portfolio turnover rate could result in high brokerage costs and an increase in capital gains distributions to the Fund’s shareholders (tax implications for investments in variable insurance contracts typically are deferred during the accumulation phase).
Quantitative analysis strategy risk – the success of the Fund's investment strategy depends in part on the effectiveness of the subadviser's quantitative tools for screening securities. Securities selected using quantitative analysis can react differently to issuer, political, market, and economic developments than the market as a whole or securities selected using only fundamental analysis, which could adversely affect their value. The subadviser's quantitative tools may use factors that may not be predictive of a security's value and any changes over time in the factors that affect a security's value may not be reflected in the quantitative model. The subadviser's stock selection will be adversely affected if it relies on insufficient, erroneous or outdated data or flawed models or computer systems.
Selection risk – the risk that the securities selected by the Fund's subadviser will underperform the markets, the relevant indexes or the securities selected by other funds with similar investment objectives and investment strategies.
Small- and mid-cap risk – in general, stocks of smaller and medium-sized companies (including micro- and mid-cap companies) trade in lower volumes, are less liquid, and are subject to greater or more unpredictable price changes than stocks of larger companies or the market overall. Smaller companies may have limited product lines or markets, be less financially secure than larger companies or depend on a smaller number of key personnel. If adverse developments occur, such as due to management changes or product failures, the Fund's investment in a smaller company may lose substantial value. Investing in smaller and medium-sized companies (including micro- and mid-cap companies) requires a longer-term investment view and may not be appropriate for all investors.
Loss of money is a risk of investing in the Fund. An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
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* * * * * *
Temporary investments – the Fund generally will be fully invested in accordance with its objective and strategies. However, pending investment of cash balances, in anticipation of possible redemptions, or if the Fund's management believes that business, economic, political or financial conditions warrant, the Fund may invest without limit in high-quality fixed-income securities, cash or money market cash equivalents. The use of temporary investments therefore is not a principal strategy, as it prevents the Fund from fully pursuing its investment objective, and the Fund may miss potential market upswings.
Selective Disclosure of Portfolio Holdings
A description of the Fund's policies and procedures regarding the release of portfolio holdings information is available in the Fund's Statement of Additional Information (“SAI”).
Item 10. Management, Organization, and Capital Structure
Investment Adviser
Nationwide Fund Advisors (“NFA” or “Adviser”), located at One Nationwide Plaza, Columbus, OH 43215, manages the investment of the Fund's assets and supervises the daily business affairs of the Fund. Subject to the oversight of the Board of Trustees, NFA also selects the subadvisers for the Fund, determines the allocation of Fund assets among one or more subadvisers and evaluates and monitors the performance of the subadvisers. Organized in 1999 as an investment adviser, NFA is a wholly owned subsidiary of Nationwide Financial Services, Inc.
Subadvisers
Subject to the oversight of NFA and the Board of Trustees, a subadviser will manage all or a portion of the Fund's assets in accordance with the Fund's investment objective and strategies. With regard to the portion of the Fund's assets allocated to it, the subadviser makes investment decisions for the Fund and, in connection with such investment decisions, places purchase and sell orders for securities. NFA pays the subadviser from the management fee it receives from the Fund.
GOLDMAN SACHS ASSET MANAGEMENT, L.P. (“GSAM”), located at 200 West Street, New York, NY 10282, is the subadviser to the Fund. GSAM has been registered as an investment adviser with the U.S. Securities and Exchange Commission since 1990 and is an indirect, wholly owned subsidiary of The Goldman Sachs Group, Inc., a publicly held financial holding company and global investment banking, securities and investment management firm.
Management Fees
The Fund pays NFA a management fee based on the Fund’s average daily net assets. The total management fee paid by the Fund for the fiscal year ended December 31, 2022, expressed as a percentage of the Fund’s average daily net assets and not taking into account any applicable fee waivers or reimbursements, was as follows:
Fund	Actual Management Fee Paid
NVIT GS Large Cap Equity Fund	0.53%
A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory and subadvisory agreements for the Fund is in the Fund's Annual Report to shareholders, which covers the period ending December 31, 2022.
Portfolio Management
The portfolio managers who are primarily responsible for the day-to-day management of the Fund are Dennis Walsh, Osman Ali, CFA; Len Ioffe, CFA; Takashi Suwabe, Steven Barry and Stephen Becker, CFA.
Mr. Walsh is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2009.
Mr. Ali is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2005.
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Mr. Ioffe is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 1994.
Mr. Suwabe is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2004.
Mr. Barry is a Managing Director, Co-Chief Investment Officer of US Equity, Chief Investment Officer of Fundamental Equity and Portfolio Manager at GSAM. He joined GSAM in 1999.
Mr. Becker is a Managing Director, Co-Chief Investment Officer of US Equity and Portfolio Manager at GSAM. He joined GSAM in 1999.
Additional Information about the Portfolio Managers
The SAI provides additional information about each portfolio manager’s compensation, other accounts managed by each portfolio manager and each portfolio manager’s ownership of securities in the Fund managed by the portfolio manager, if any.
Manager-of-Managers Structure
The Adviser and the Trust have received two exemptive orders from the U.S. Securities and Exchange Commission for a manager-of-managers structure. The first order allows the Adviser, subject to the approval of the Board of Trustees, to hire, replace or terminate a subadviser (excluding hiring a subadviser which is an affiliate of the Adviser) without the approval of shareholders. The first order also allows the Adviser to revise a subadvisory agreement with an unaffiliated subadviser with the approval of the Board of Trustees but without shareholder approval. The second order allows the aforementioned approvals to be taken at a Board of Trustees meeting held via any means of communication that allows the Trustees to hear each other simultaneously during the meeting.
If a new unaffiliated subadviser is hired for the Fund, shareholders will receive information about the new subadviser within 90 days of the change. The exemptive orders allow the Fund greater flexibility, enabling it to operate more efficiently.
Pursuant to the exemptive orders, the Adviser monitors and evaluates any subadvisers, which includes the following:
•performing initial due diligence on prospective Fund subadvisers;
•monitoring subadviser performance, including ongoing analysis and periodic consultations;
•communicating performance expectations and evaluations to the subadvisers;
•making recommendations to the Board of Trustees regarding renewal, modification or termination of a subadviser’s contract;
•selecting Fund subadvisers and
•allocating and reallocating the Fund’s assets among the subadvisers.
The Adviser does not expect to recommend subadviser changes frequently. The Adviser periodically provides written reports to the Board of Trustees regarding its evaluation and monitoring of each subadviser. Although the Adviser monitors each subadviser’s performance, there is no certainty that any subadviser or the Fund will obtain favorable results at any given time.
Item 11. Shareholder Information.
Buying Shares
The Fund currently offers one class of shares (Class Y shares). Class Y shares are sold to “funds-of-funds” advised by NFA and are not subject to Rule 12b-1 fees or administrative services fees.
Shares of the Fund are not registered under the Securities Act of 1933 (the “1933 Act”), because the Fund’s shares will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only organizations or entities, such as investment companies advised by NFA, that are “accredited investors” within the meaning of Regulation D under the 1933 Act, and the shares of such other investment companies that are sold only to insurance company separate accounts to fund benefits payable under variable life insurance policies and variable annuity contracts, may make investments in the Fund. There is no minimum initial or subsequent purchase amount for the Fund.
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The purchase or “offering” price for a single Fund share is the net asset value (“NAV”) per share next determined after the order is received by the Fund or its agents. The NAV is:
•calculated at the close of regular trading (usually 4 p.m. Eastern time) each day the New York Stock Exchange (the “Exchange”) is open and
•generally determined by dividing the total net market value of the securities and other assets owned by the Fund, less the Fund’s liabilities, by the total number of the Fund’s outstanding shares.
The Fund may reject any order to buy shares and may suspend the sale of shares at any time.
Fair Value Pricing
The Board of Trustees and the Adviser have adopted joint Valuation Procedures governing the method by which individual portfolio securities held by the Fund are valued in order to determine the Fund’s NAV. The Valuation Procedures provide that the Fund’s assets for which market quotations are readily available shall be valued at current market value. Equity securities are generally valued at the last quoted sale price, or if there is no sale price, the last quoted bid price provided by a third-party pricing service. Securities traded on NASDAQ are generally valued at the NASDAQ Official Closing Price. Prices are taken from the primary market or exchange in which each security trades.
Securities for which market-based quotations are either not readily available (e.g., a third-party pricing service does not provide a value) or are deemed unreliable, in the judgment of the Adviser, are valued at fair value in good faith by the Adviser. The Board of Trustees has designated the Adviser as “valuation designee” to perform fair value determinations for all of the Fund's investments pursuant to Rule 2a-5 under the Investment Company Act of 1940, as amended, subject to the general oversight of the Board of Trustees.
In addition, fair value determinations are required for securities whose value is affected by a significant event (as defined below) that will materially affect the value of a security and which occurs subsequent to the time of the close of the principal market on which such security trades but prior to the calculation of the Fund’s NAV. A “significant event” is defined by the Valuation Procedures as an event that materially affects the value of a security that occurs after the close of the principal market on which such security trades but before the calculation of the Fund’s NAV. Significant events that could affect individual portfolio securities may include corporate actions such as reorganizations, mergers and buy-outs, corporate announcements on earnings, significant litigation, regulatory news such as government approvals and news relating to natural disasters affecting an issuer’s operations. Significant events that could affect a large number of securities in a particular market may include significant market fluctuations, market disruptions or market closings, governmental actions or other developments, or natural disasters or armed conflicts that affect a country or region.
By fair valuing a security, whose price may have been affected by significant events or by news after the last market pricing of the security the Fund attempts to establish a price that would be received to sell the security (or paid to transfer a liability) in an orderly transaction between market participants at the measurement date. The fair value of one or more of the securities in the Fund’s portfolio which is used to determine the Fund’s NAV could be different from the actual value at which those securities could be sold in the market. Thus, fair valuation may have an unintended dilutive or accretive effect on the value of shareholders’ investments in the Fund.
Due to the time differences between the closings of the relevant foreign securities exchanges and the time that the Fund’s NAV is calculated, the Fund may fair value its foreign investments more frequently than it does other securities. When fair value prices are utilized, these prices will attempt to reflect the impact of the financial markets’ perceptions and trading activities on the Fund’s foreign investments since the last closing prices of the foreign investments were calculated on their primary foreign securities markets or exchanges. The fair values assigned to the Fund’s foreign investments may not be the quoted or published prices of the investments on their primary markets or exchanges. Because certain of the securities in which the Fund may invest may trade on days when the Fund does not price its shares, the value of the Fund's investments may change on days when shareholders will not be able to purchase or redeem their shares.
These procedures are intended to help ensure that the prices at which the Fund’s shares are purchased and redeemed are fair, and do not result in dilution of shareholder interests or other harm to shareholders. In the event the Fund fair values its securities, using the fair valuation procedures described above, the Fund’s NAV may be higher or lower than would have been the case if the Fund had not used such procedures.
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Subject to oversight by the Board of Trustees, the Adviser, as the valuation designee, performs the fair value determinations relating to Fund investments. In addition, the Adviser, as the valuation designee, is responsible for periodically assessing any material risks associated with the determination of the fair value of the Fund's investments; establishing and applying fair value methodologies; testing the appropriateness of fair value methodologies; and overseeing and evaluating third-party pricing services. The Adviser has established a fair value committee to assist with its designated responsibilities as valuation designee.
In-Kind Purchases
The Fund may accept payment for shares in the form of securities that are permissible investments for the Fund.

The Fund does not calculate NAV on the following days:
•New Year’s Day
•Martin Luther King Jr. Day
•Presidents’ Day
•Good Friday
•Memorial Day
•Juneteenth National Independence Day
•Independence Day
•Labor Day
•Thanksgiving Day
•Christmas Day
•Other days when the Exchange is closed.
Selling Shares
The Fund's shares have not been registered under the 1933 Act or under the securities laws of any state, and may not be transferred or resold unless so registered in transactions exempt therefrom. However, a shareholder may redeem its Fund shares at any time, subject to the restrictions described below. The price upon redeeming shares is the NAV per share next determined after the Fund or its agent receives a properly completed redemption request. The value of the shares redeemed may be worth more than or less than their original purchase price, depending on the market value of the Fund’s investments at the time of the redemption.
The Fund may delay forwarding proceeds of your redemption for up to 7 days after receipt of such redemption request. Such proceeds may be delayed if the investor redeeming shares is engaged in excessive trading, or if the amount of the redemption request otherwise would be disruptive to efficient portfolio management or would adversely affect the Fund.
Under normal circumstances, the Fund expects to satisfy redemption requests through the sale of investments held in cash or cash equivalents. However, the Fund may also use the proceeds from the sale of portfolio securities or a bank line of credit to meet redemption requests if consistent with management of the Fund, or in stressed market conditions. Under extraordinary circumstances, the Fund, in its sole discretion, may elect to honor redemption requests by transferring some of the securities held by the Fund directly to a shareholder as a redemption in-kind. For more information about the Fund’s ability to make a redemption in-kind as well as how redemptions in-kind are effected, see the SAI.
The Board of Trustees has adopted procedures for redemptions in-kind of affiliated persons of the Fund. Affiliated persons of the Fund include shareholders who are affiliates of the Adviser and shareholders of the Fund owning 5% or more of the outstanding shares of the Fund. These procedures provide that a redemption in-kind shall be effected at approximately the affiliated shareholder’s proportionate share of the Fund’s current net assets, and are designed so that such redemptions will not favor the affiliated shareholder to the detriment of any other shareholder. If a shareholder receives securities in a redemption in-kind, the shareholder may incur brokerage costs, taxes, or other expenses in converting the securities to cash.
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Excessive or Short-Term Trading
While the Board has adopted procedures designed to detect and prevent frequent trading, investment companies advised by the Adviser are not subject to restrictions on how often they may purchase and sell the Fund’s shares. Frequent purchases and redemptions of the Fund’s shares could increase the Fund’s expenses and may disrupt the management of the Fund’s portfolio, which could adversely impact the Fund’s performance. However, the Fund is intended to serve only as an investment option for other investment companies advised by the Adviser. In addition, the Fund is not available for purchase by the general public. The Adviser thus believes that the Fund is not the target of abusive trading practices.
Income and Capital Gain Distributions
The Fund intends to elect and qualify each year as a regulated investment company under the Internal Revenue Code. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to shareholders. The Fund expects to declare and distribute all of its net investment income, if any, as dividends quarterly. The Fund will distribute net realized capital gains, if any, at least annually. The Fund may distribute such income dividends and capital gains more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund. The amount of any distribution will vary, and there is no guarantee the Fund will pay either an income dividend or a capital gains distribution. All income and capital gain distributions are automatically reinvested in additional shares of the Fund.
Tax Considerations
Shares of the Fund are purchased solely by “funds-of-funds” advised by NFA, the shares of which must be purchased through separate accounts used to fund variable insurance contracts. As a result, it is anticipated that any income dividends or capital gains distributed by the Fund will be exempt from current taxation by contract holders if left to accumulate within a separate account. Withdrawals from such contracts may be subject to ordinary income tax and, if made before age 59 1∕2, a 10% penalty tax. Please refer to the SAI for more information regarding the tax treatment of the Fund.
Item 12. Distribution Arrangements.
Nationwide Fund Distributors LLC (the “Distributor”), an affiliate of the Adviser, serves as the Fund's distributor. The Distributor receives no compensation for serving as the Fund's sole and exclusive placement agent.
Additional Information
The Trust enters into contractual arrangements with various parties (collectively, “service providers”), including, among others, the Fund's investment adviser, subadviser(s), custodian(s), securities lending agent, fund administration and accounting agents, transfer agent and distributor, who provide services to the Fund. Shareholders are not parties to, or intended (or “third-party”) beneficiaries of, any of those contractual arrangements, and those contractual arrangements are not intended to create in any individual shareholder or group of shareholders any right to enforce them against the service providers or to seek any remedy under them against the service providers, either directly or on behalf of the Trust.
This Prospectus provides information concerning the Trust and the Fund that an investor should consider in determining whether to purchase shares of the Fund. Neither this Prospectus, nor the related SAI, is intended, or should be read, to be or to give rise to an agreement or contract between the Trust or the Fund and any shareholder, or to give rise to any rights to any shareholder or other person other than any rights under federal or state law that may not be waived.
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Nationwide Variable Insurance Trust
Prospectus April 27, 2023 (as revised July 7, 2023)
The NVIT GS Emerging Markets Equity Insights Fund, NVIT GS International Equity Insights Fund and NVIT GS Small Cap Equity Insights Fund (each, a “Fund” and collectively, the “Funds”) are each a series of Nationwide Variable Insurance Trust (the “Trust”), which is registered under the Investment Company Act of 1940, as amended. Shares of each Fund are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because shares of the Funds will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Funds. This Registration Statement is not an offer to sell, or a solicitation of an offer to buy, any shares of the Funds.
Responses to Form N-1A, Part A, Items 1, 2, 3, 4 and 13 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.
Item 5. Management.
NVIT GS Emerging Markets Equity Insights Fund
Nationwide Fund Advisors (“NFA” or the “Adviser”) is the Fund’s investment adviser. Goldman Sachs Asset Management, L.P. (“GSAM”) serves as the Fund’s subadviser.
The following individuals serve as portfolio managers to the NVIT GS Emerging Markets Equity Insights Fund:
Portfolio Manager	Title	Length of Service with Fund
Dennis Walsh	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Osman Ali, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Len Ioffe, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Takashi Suwabe	Managing Director and Senior Portfolio Manager, GSAM	Since 2021
NVIT GS International Equity Insights Fund
NFA is the Fund’s investment adviser. GSAM serves as the Fund’s subadviser.
The following individuals serve as portfolio managers to the NVIT GS International Equity Insights Fund:
Portfolio Manager	Title	Length of Service with Fund
Osman Ali, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Len Ioffe, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Takashi Suwabe	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Dennis Walsh	Managing Director and Senior Portfolio Manager, GSAM	Since 2021

Nationwide Variable Insurance Trust
Prospectus April 27, 2023 (as revised July 7, 2023)
NVIT GS Small Cap Equity Insights Fund
NFA is the Fund’s investment adviser. GSAM serves as the Fund’s subadviser.
The following individuals serve as portfolio managers to the NVIT GS Small Cap Equity Insights Fund:
Portfolio Manager	Title	Length of Service with Fund
Dennis Walsh	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Osman Ali, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Len Ioffe, CFA	Managing Director and Senior Portfolio Manager, GSAM	Since 2019
Takashi Suwabe	Managing Director and Senior Portfolio Manager, GSAM	Since 2021
Item 6. Purchase and Sale of Fund Shares.
Each Fund currently offers one class of shares (Class Y shares). There is no minimum initial or subsequent investment amount for each Fund. Shares of the Funds are currently only available to other investment companies advised by NFA in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act, and the shares of such other investment companies that are sold only to insurance company separate accounts to fund benefits payable under variable life insurance policies and variable annuity contracts. An investor may purchase or redeem shares of the Funds on any day the Fund is open for business at the net asset value (“NAV”) per share next determined after a purchase or redemption request in good order is received by the Fund.
Item 7. Tax Information.
Each Fund’s distributions are generally taxable as ordinary income, capital gains, or some combination of both.
Item 8. Financial Intermediary Compensation.
Disclosure item not applicable.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.
Objectives
The NVIT GS Emerging Markets Equity Insights Fund seeks long-term growth of capital.
The NVIT GS International Equity Insights Fund seeks long-term growth of capital.
The NVIT GS Small Cap Equity Insights Fund seeks long-term growth of capital.
These investment objectives may be changed without shareholder approval by the Nationwide Variable Insurance Trust’s Board of Trustees (the “Board of Trustees”) upon 60 days’ written notice to shareholders.
Principal Investment Strategies
All Funds
GSAM uses a quantitative style of management, in combination with a qualitative overlay, that emphasizes fundamentally based stock and/or country/currency selection (where applicable), careful portfolio construction and efficient implementation.
Country Selection (applicable to the NVIT GS International Equity Insights Fund)
GSAM forecasts returns of developed markets worldwide. Country return forecasts are determined using proprietary models based on certain investment themes, including, among others, Valuation and Macro. The Valuation theme favors equity and currency markets which appear cheap relative to fundamentals and purchasing power. The Macro theme assesses a market’s macroeconomic environment and growth prospects.
Stock Selection
Each Fund’s investments are selected using fundamental research and a variety of quantitative techniques based on certain investment themes, including, among others, Fundamental Mispricings, High-Quality Business Models, Sentiment Analysis and Market Themes and Trends. Fundamental Mispricings seeks to identify high-quality businesses that are undervalued, which GSAM believes leads to strong performance over the long run. High-Quality Business Models seeks to identify companies that are generating high-quality revenues with sustainable business models and aligned management incentives. Sentiment Analysis seeks to identify stocks experiencing improvements in their overall market sentiment. Market Themes and Trends seeks to identify companies positively positioned to benefit from themes and trends in the market and macroeconomic environment.
Portfolio Construction
GSAM then seeks to manage risk by maintaining portfolio characteristics, such as size, similar to the Fund’s benchmark index, adjusted for GSAM’s country views, where applicable, and by limiting the size of individual stock positions. GSAM seeks to maximize expected excess return by overweighting stocks with positive characteristics identified in the return models and underweighting stocks with negative characteristics relative to their benchmark weights. GSAM may use a computer optimizer to evaluate many different security combinations (and consider many possible weightings) in an effort to construct the most efficient portfolio given a Fund’s benchmark.
Efficient Implementation
The portfolio management team considers transaction costs at various steps of the investment process. The team incorporates expected portfolio turnover when assigning weights to the variables in the return model. The team takes into account expected execution costs and evaluates multiple trading options.
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Each Fund’s stock selection process relies on quantitative techniques and a qualitative overlay. As a result of the qualitative overlay, a Fund’s investments may not correspond to those generated by GSAM’s proprietary models. GSAM may make investment decisions that deviate from those generated by GSAM’s proprietary models, at the discretion of GSAM, for a number of reasons including, but not limited to, corporate actions (e.g., reorganizations, mergers and buy-outs), industry events and/or trading liquidity. In addition, GSAM may, in its discretion, make changes to its quantitative techniques, or use other quantitative techniques based on GSAM’s proprietary research.
Each Fund may engage in frequent and active trading of portfolio securities.
NVIT GS Emerging Markets Equity Insights Fund
Under normal circumstances, the Fund invests at least 80% of its net assets in a broadly diversified portfolio of large-cap and mid-cap equity investments in emerging country issuers. The Fund considers an emerging country issuer to be an issuer that is economically tied to an emerging market country. Currently, emerging market countries include, among others, Central and South American, African, Asian and Eastern European countries. GSAM will consider the following factors in making such a determination:
•The issuer has a class of securities whose principal securities market is in an emerging market country;
•The issuer has its principal office in an emerging market country;
•The issuer derives 50% or more of its total revenue or profit from goods produced, sales made or services provided in one or more emerging market countries;
•The issuer maintains 50% or more of its assets in one or more emerging market countries; or
•Other factors in GSAM’s discretion, for example, classifications assigned by third parties, including an issuer’s “country of risk” as determined by Bloomberg or the classifications assigned to an issuer by the provider of the Fund’s benchmark index. These classifications are generally based on a number of criteria, including an issuer’s country of domicile, the primary stock exchange on which an issuer’s securities trade, the location from which the majority of an issuer’s revenue is derived, and an issuer’s reporting currency. Although GSAM may rely on these classifications, it is not required to do so.
The Fund may allocate its assets among emerging market countries as determined by GSAM. The Fund also may have significant investments in particular countries or sectors. Under normal circumstances, the Fund maintains investments in at least six emerging market countries.
The Fund's benchmark index is the MSCI Emerging Markets Standard Index (Net, USD, Unhedged).
NVIT GS International Equity Insights Fund
The portfolio management team uses two distinct strategies– a bottom-up stock selection strategy and a top-down country/currency selection strategy– to manage the Fund.
The Fund seeks to invest broadly in large-cap and mid-cap issuers across major countries and sectors of the international economy, with some exposure to small-cap issuers. Under normal circumstances, the Fund invests at least 80% of its net assets in a broadly diversified portfolio of equity investments in non-U.S. issuers. The Fund considers a non-U.S. issuer to be an issuer that is economically tied to a country other than the United States. GSAM will consider the following factors in making such a determination:
•The issuer has a class of securities whose principal securities market is in a country other than the United States;
•The issuer has its principal office in a country other than the United States;
•The issuer derives 50% or more of its total revenue or profit from goods produced, sales made or services provided in one or more countries other than the United States;
•The issuer maintains 50% or more of its assets in one or more countries other than the United States; or
•Other factors in GSAM’s discretion, for example, classifications assigned by third parties, including an issuer’s “country of risk” as determined by Bloomberg or the classifications assigned to an issuer by the provider of the Fund’s benchmark index. These classifications are generally based on a number of criteria, including an issuer’s country of domicile, the primary stock exchange on which an issuer’s securities trade, the location from which the majority of an issuer’s revenue is derived, and an issuer’s reporting currency. Although GSAM may rely on these classifications, it is not required to do so.
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The Fund may allocate its assets among countries as determined by GSAM. The Fund intends to have investments economically tied to at least three countries, not including the United States, and may invest in securities economically tied to emerging market countries. The Fund also may have significant investments in particular countries or sectors.
The Fund's benchmark index is the MSCI EAFE Standard Index (Net, USD, Unhedged).
NVIT GS Small Cap Equity Insights Fund
Under normal circumstances, the Fund invests at least 80% of its net assets in a broadly diversified portfolio of equity investments in small-cap U.S. issuers, including foreign issuers that are traded in the United States. Small-cap issuers will generally have public stock market capitalizations between $100 million and $8 billion. If the market capitalization of a company held by the Fund moves outside of this range, the Fund may, but is not required to, sell the securities. The Fund is not required to limit its investments to securities in this capitalization range and may invest in securities of issuers outside this capitalization range.
The Fund considers a U.S. issuer to be an issuer that is economically tied to the United States. GSAM will consider the following factors in making such a determination:
•The issuer has a class of securities whose principal securities market is in the United States;
•The issuer has its principal office in the United States;
•The issuer derives 50% or more of its total revenue or profit from goods produced, sales made or services provided in the United States;
•The issuer maintains 50% or more of its assets in the United States; or
•Other factors in GSAM’s discretion, for example, classifications assigned by third parties, including an issuer’s “country of risk” as determined by Bloomberg or the classifications assigned to an issuer by the provider of the Fund’s benchmark index. These classifications are generally based on a number of criteria, including an issuer’s country of domicile, the primary stock exchange on which an issuer’s securities trade, the location from which the majority of an issuer’s revenue is derived, and an issuer’s reporting currency. Although GSAM may rely on these classifications, it is not required to do so.
The Fund's benchmark index is the Russell 2000® Index.
Principal Risks
Each Fund cannot guarantee that it will achieve its investment objective. Unless otherwise indicated by parentheticals, the risks listed below apply to each Fund in this Prospectus.
As with any fund, the value of a Fund’s investments—and therefore, the value of Fund shares—may fluctuate. These changes may occur because of:
Country or sector risk – investments in particular sectors or countries may be more volatile than the overall equity or fixed-income markets. Therefore, if a Fund emphasizes one or more industries, economic sectors or countries, it will be more susceptible to financial, market, political or economic events affecting the particular issuers, industries and countries participating in such sectors than funds that do not emphasize particular industries, sectors or countries.
Emerging markets risk – (NVIT GS Emerging Markets Equity Insights Fund and NVIT GS International Equity Insights Fund) the risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets are considered to be speculative. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets and are more expensive to trade in. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price-to-earnings ratios, may not apply to certain small markets. Also, there may be less publicly available and reliable information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and
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requirements comparable to those to which U.S. companies are subject. Therefore, the ability to conduct adequate due diligence in emerging markets may be limited.
Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that a Fund could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets also face other significant internal or external risks, including the nationalization of assets, unexpected market closures, risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that limit a Fund’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests.
Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. The ability to bring and enforce actions in emerging market countries may be limited and shareholder claims may be difficult or impossible to pursue. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.
Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because a Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries are unreliable compared to developed markets. The possibility of fraud, negligence, or undue influence being exerted by the issuer or refusal to recognize that ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. A Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.
China exposure – (NVIT GS Emerging Markets Equity Insights Fund) there are special risks associated with investments in China (including Chinese companies listed on U.S. and Hong Kong exchanges), Hong Kong and Taiwan, including exposure to expropriation, confiscatory taxation, nationalization, exchange control regulations (including currency blockage), and uncertainty regarding the ongoing trade dispute and imposition of tariffs between China and the United States. Inflation and rapid fluctuations in inflation and interest rates have had, and may continue to have, negative effects on the economy and securities markets of China, Hong Kong and Taiwan. In addition, investments in Taiwan and Hong Kong could be adversely affected by their respective political and economic relationship with China. Any difficulties encountered by the U.S. Public Company Accounting Oversight Board (“PCAOB”) in inspecting audit work papers and practices of PCAOB registered accounting firms in China with respect to their audit work of U.S. reporting companies also imposes significant additional risks associated with investments in China. There may be significant obstacles to obtaining information necessary for investigations into or litigation against companies located in or operating in China and shareholders may have limited legal remedies. China, Hong Kong and Taiwan are deemed by the investment manager to be emerging markets countries, and thus are subject to the risks associated with and described under “emerging markets risk.”
Equity securities risk – a Fund could lose value if the individual equity securities in which it has invested and/or the overall stock markets on which the stocks trade decline in price. Stocks and stock markets often experience short-term volatility (price fluctuation) as well as extended periods of price decline or little growth. Individual stocks are affected by many factors, including:
•corporate earnings;
•production;
•management and
•sales and market trends, including investor demand for a particular type of stock, such as growth or value stocks, small- or large-cap stocks, or stocks within a particular industry.
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Foreign securities risk – (NVIT GS Emerging Markets Equity Insights Fund and NVIT GS International Equity Insights Fund) foreign securities may be more volatile, harder to price and less liquid than U.S. securities. Foreign investments involve some of the following risks:
•political and economic instability;
•the impact of currency exchange rate fluctuations;
•sanctions imposed by other foreign governments, including the United States;
•reduced information about issuers;
•higher transaction costs;
•less stringent regulatory and accounting standards and
•delayed settlement.
Additional risks include the possibility that a foreign jurisdiction will impose or increase withholding taxes on income payable with respect to foreign securities; the possible seizure, nationalization or expropriation of the issuer or foreign deposits (in which a Fund could lose its entire investment in a certain market); and the possible adoption of foreign governmental restrictions such as exchange controls.
Regional – adverse conditions in a certain region can adversely affect securities of issuers in other countries whose economies appear to be unrelated. To the extent that a Fund invests a significant portion of its assets in a specific geographic region, a Fund will generally have more exposure to regional economic risks. In the event of economic or political turmoil or a deterioration of diplomatic relations in a region or country where a substantial portion of a Fund’s assets are invested, the Fund may experience substantial illiquidity or losses.
Foreign currencies – foreign securities often are denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of a Fund's portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars.
Foreign custody – a Fund that invests in foreign securities may hold such securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business, and there may be limited or no regulatory oversight of their operations. The laws of certain countries put limits on a Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Fund can earn on its investments and typically results in a higher operating expense ratio for a Fund holding assets outside the United States.
Depositary receipts – investments in foreign securities may be in the form of depositary receipts, such as American Depositary Receipts (ADRs), European Depositary Receipts (EDRs) and Global Depositary Receipts (GDRs), which typically are issued by local financial institutions and evidence ownership of the underlying securities. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.
Depositary receipts may or may not be jointly sponsored by the underlying issuer. The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Certain depositary receipts are not listed on an exchange and therefore may be considered to be illiquid securities.
Japan risk – (NVIT GS International Equity Insights Fund) the Japanese economy is heavily dependent upon international trade and may be subject to considerable degrees of economic, political and social instability, which could negatively affect the Fund. The Japanese yen has fluctuated widely during recent periods and may be affected by currency volatility elsewhere in Asia, especially Southeast Asia. In addition, the yen has had a history of unpredictable and volatile movements against the U.S. dollar. The performance of the global economy could have a major impact upon equity returns in Japan. Since the mid-2000s, Japan’s economic growth has remained relatively low. A recent economic recession was likely
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compounded by an unstable financial sector, low domestic consumption, and certain corporate structural weaknesses, which remain some of the major issues facing the Japanese economy. Japan has also experienced natural disasters, such as earthquakes and tidal waves, of varying degrees of severity, which could negatively affect the Fund.
Investment style risk – different investment styles (e.g., “growth,” “value” or “quantitative”) tend to shift in and out of favor depending upon market and economic conditions and investor sentiment. A Fund may outperform or underperform other funds that invest in similar asset classes but employ different investment styles.
Large shareholder transactions risk – a Fund may experience adverse effects when certain large shareholders, such as other mutual funds, purchase or redeem large amounts of shares of a Fund. Large redemptions, which may occur rapidly or unexpectedly, may cause a Fund to sell portfolio securities at a time when it would not otherwise do so, which may negatively impact a Fund’s NAV and liquidity. Similarly, large Fund share purchases may adversely affect a Fund’s performance to the extent that the Fund is delayed in investing new cash or otherwise maintains a larger cash position than it ordinarily would. These transactions may increase transaction costs to a Fund . In addition, a large redemption could result in a Fund’s current expenses being allocated over a smaller asset base, leading to an increase in a Fund’s expense ratio.
Liquidity risk – the risk that a Fund invests to a greater degree in instruments that trade in lower volumes and makes investments that are less liquid than other investments. Liquidity risk also includes the risk that a Fund makes investments that become less liquid in response to market developments or adverse investor perceptions. When there is no willing buyer and investments cannot be readily sold at the desired time or price, the Fund may have to accept a lower price or may not be able to sell the instruments at all. An inability to sell a portfolio position can adversely affect a Fund's value or prevent a Fund from being able to take advantage of other investment opportunities. Liquidity risk also refers to the risk that a Fund will be unable to pay redemption proceeds within the allowable time period because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. To meet redemption requests, a Fund may be forced to sell liquid securities at unfavorable times and conditions. Funds that invest in foreign issuers will be especially subject to the risk that during certain periods, the liquidity of particular issuers, countries or industries, or all securities within particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions, whether or not accurate.
Management risk – the strategies used by the Fund’s subadviser may fail to produce the intended results. The subadviser attempts to execute a complex strategy for the Fund using proprietary quantitative models. Investments selected using these models may perform differently than expected as a result of the factors used in the models, the weight placed on each factor, changes from the factors’ historical trends, and technical issues in the construction and implementation of the models (including, for example, data problems and/or software issues). There is no guarantee that the subadviser’s use of these quantitative models will result in effective investment decisions for the Fund. Additionally, commonality of holdings across quantitative money managers may amplify losses.
Market risk – the risk that one or more markets in which a Fund invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. In particular, market risk, including political, regulatory, market, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value of a Fund's investments. In addition, turbulence in financial markets and reduced liquidity in the markets negatively affect many issuers, which could adversely affect a Fund. These risks will be magnified if certain social, political, economic and other conditions and events (such as natural disasters, epidemics and pandemics, terrorism, conflicts and social unrest) adversely interrupt the global economy. In addition, any spread of an infectious illness, public health threat or similar issue could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and generally have a significant impact on the economies of the affected country and other countries with which it does business, which in turn could adversely affect a Fund's investments in that country and other affected countries. In these and other circumstances, such events or developments might affect companies world-wide and therefore can affect the value of a Fund's investments.
Following Russia's invasion of Ukraine in late February 2022, various countries, including the United States, as well as NATO and the European Union, issued broad-ranging economic sanctions against Russia and Belarus. The resulting responses to the military actions (and potential further sanctions in response to continued military activity), the potential for military escalation and other corresponding events, have had, and could continue to have, severe negative effects on regional and global economic and financial markets, including increased volatility, reduced liquidity and overall uncertainty. The negative impacts may be particularly acute in certain sectors including, but not limited to, energy and financials. Russia may
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take additional counter measures or retaliatory actions (including cyberattacks), which could exacerbate negative consequences on global financial markets. The duration of ongoing hostilities and corresponding sanctions and related events cannot be predicted. The foregoing may result in a negative impact on Fund performance and the value of an investment in the Fund, even beyond any direct investment exposure the Fund may have to Russian issuers or the adjoining geographic regions.
The “COVID-19” strain of coronavirus has resulted in instances of market closures and dislocations, extreme volatility, liquidity constraints and increased trading costs. Efforts to contain its spread have resulted in travel restrictions, disruptions of healthcare systems, business operations (including business closures) and supply chains, layoffs, lower consumer demand and employee availability, and defaults and credit downgrades, among other significant economic impacts that have disrupted global economic activity across many industries. Such economic impacts may exacerbate other pre-existing political, social and economic risks locally or globally and cause general concern and uncertainty. The full economic impact and ongoing effects of COVID-19 (or other future epidemics or pandemics) at the macro-level and on individual businesses are unpredictable and may result in significant and prolonged effects on the Fund’s performance.
Portfolio turnover risk – the portfolio’s investment strategy may involve high portfolio turnover (such as 100% or more). A portfolio turnover rate of 100%, for example, is equivalent to a Fund buying and selling all of its securities once during the course of the year. A high portfolio turnover rate could result in high brokerage costs and an increase in capital gains distributions to a Fund’s shareholders (tax implications for investments in variable insurance contracts typically are deferred during the accumulation phase).
Selection risk – the risk that the securities selected by a Fund's subadviser  will underperform the markets, the relevant indexes or the securities selected by other funds with similar investment objectives and investment strategies.
Small- and mid-cap risk – in general, stocks of smaller and medium-sized companies (including micro- and mid-cap companies) trade in lower volumes, are less liquid, and are subject to greater or more unpredictable price changes than stocks of larger companies or the market overall. Smaller companies may have limited product lines or markets, be less financially secure than larger companies or depend on a smaller number of key personnel. If adverse developments occur, such as due to management changes or product failures, a Fund's investment in a smaller company may lose substantial value. Investing in smaller and medium-sized companies (including micro- and mid-cap companies) requires a longer-term investment view and may not be appropriate for all investors.
Loss of money is a risk of investing in the Funds. An investment in a Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
* * * * * *
Temporary investments – each Fund generally will be fully invested in accordance with its objective and strategies. However, pending investment of cash balances, in anticipation of possible redemptions, or if a Fund's management believes that business, economic, political or financial conditions warrant, each Fund may invest without limit in high-quality fixed-income securities, cash or money market cash equivalents. The use of temporary investments therefore is not a principal strategy, as it prevents each Fund from fully pursuing its investment objective, and the Fund may miss potential market upswings.
Selective Disclosure of Portfolio Holdings
A description of the Funds' policies and procedures regarding the release of portfolio holdings information is available in the Funds' Statement of Additional Information (“SAI”).
Item 10. Management, Organization, and Capital Structure
Investment Adviser
Nationwide Fund Advisors (“NFA” or “Adviser”), located at One Nationwide Plaza, Columbus, OH 43215, manages the investment of the Funds' assets and supervises the daily business affairs of each Fund. Subject to the oversight of the Board of Trustees, NFA also selects the subadvisers for the Funds, determines the allocation of Fund assets among one or more
7

subadvisers and evaluates and monitors the performance of the subadvisers. Organized in 1999 as an investment adviser, NFA is a wholly owned subsidiary of Nationwide Financial Services, Inc.
Subadvisers
Subject to the oversight of NFA and the Board of Trustees, a subadviser will manage all or a portion of a Fund's assets in accordance with a Fund's investment objective and strategies. With regard to the portion of a Fund's assets allocated to it, the subadviser makes investment decisions for the Fund and, in connection with such investment decisions, places purchase and sell orders for securities. NFA pays the subadviser from the management fee it receives from each Fund.
GOLDMAN SACHS ASSET MANAGEMENT, L.P. (“GSAM”), located at 200 West Street, New York, NY 10282, is the subadviser to the Funds. GSAM has been registered as an investment adviser with the U.S. Securities and Exchange Commission since 1990 and is an indirect, wholly owned subsidiary of The Goldman Sachs Group, Inc., a publicly held financial holding company and global investment banking, securities and investment management firm.
Management Fees
Each Fund pays NFA a management fee based on the Fund’s average daily net assets. The total management fee paid by each Fund for the fiscal year ended December 31, 2022, expressed as a percentage of each Fund’s average daily net assets and not taking into account any applicable fee waivers or reimbursements, was as follows:
Fund	Actual Management Fee Paid
NVIT GS Emerging Markets Equity Insights Fund	0.92%
NVIT GS International Equity Insights Fund	0.73%
NVIT GS Small Cap Equity Insights Fund	0.69%
A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory and subadvisory agreements for the Funds is in the Funds' Annual Report to shareholders, which covers the period ending December 31, 2022.
Portfolio Management
NVIT GS Emerging Markets Equity Insights Fund, NVIT GS International Equity Insights Fund
and NVIT GS Small Cap Equity Insights Fund
The portfolio managers who are primarily responsible for the day-to-day management of the Funds are Dennis Walsh, Osman Ali, CFA; Len Ioffe, CFA; and Takashi Suwabe.
Mr. Walsh is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2009.
Mr. Ali is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2005.
Mr. Ioffe is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 1994.
Mr. Suwabe is a Managing Director and Senior Portfolio Manager at GSAM. He joined GSAM in 2004.
Additional Information about the Portfolio Managers
The SAI provides additional information about each portfolio manager’s compensation, other accounts managed by each portfolio manager and each portfolio manager’s ownership of securities in the Fund(s) managed by the portfolio manager, if any.
8

Manager-of-Managers Structure
The Adviser and the Trust have received two exemptive orders from the U.S. Securities and Exchange Commission for a manager-of-managers structure. The first order allows the Adviser, subject to the approval of the Board of Trustees, to hire, replace or terminate a subadviser (excluding hiring a subadviser which is an affiliate of the Adviser) without the approval of shareholders. The first order also allows the Adviser to revise a subadvisory agreement with an unaffiliated subadviser with the approval of the Board of Trustees but without shareholder approval. The second order allows the aforementioned approvals to be taken at a Board of Trustees meeting held via any means of communication that allows the Trustees to hear each other simultaneously during the meeting.
If a new unaffiliated subadviser is hired for a Fund, shareholders will receive information about the new subadviser within 90 days of the change. The exemptive orders allow the Funds greater flexibility, enabling them to operate more efficiently.
Pursuant to the exemptive orders, the Adviser monitors and evaluates any subadvisers, which includes the following:
•performing initial due diligence on prospective Fund subadvisers;
•monitoring subadviser performance, including ongoing analysis and periodic consultations;
•communicating performance expectations and evaluations to the subadvisers;
•making recommendations to the Board of Trustees regarding renewal, modification or termination of a subadviser’s contract;
•selecting Fund subadvisers and
•allocating and reallocating the Fund’s assets among the subadvisers.
The Adviser does not expect to recommend subadviser changes frequently. The Adviser periodically provides written reports to the Board of Trustees regarding its evaluation and monitoring of each subadviser. Although the Adviser monitors each subadviser’s performance, there is no certainty that any subadviser or a Fund will obtain favorable results at any given time.
Item 11. Shareholder Information.
Buying Shares
Each Fund currently offers one class of shares (Class Y shares). Class Y shares are sold to “funds-of-funds” advised by NFA and are not subject to Rule 12b-1 fees or administrative services fees.
Shares of the Funds are not registered under the Securities Act of 1933 (the “1933 Act”), because each Fund’s shares will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only organizations or entities, such as investment companies advised by NFA, that are “accredited investors” within the meaning of Regulation D under the 1933 Act, and the shares of such other investment companies that are sold only to insurance company separate accounts to fund benefits payable under variable life insurance policies and variable annuity contracts, may make investments in the Fund. There is no minimum initial or subsequent purchase amount for the Funds.
The purchase or “offering” price for a single Fund share is the net asset value (“NAV”) per share next determined after the order is received by the Fund or its agents. The NAV is:
•calculated at the close of regular trading (usually 4 p.m. Eastern time) each day the New York Stock Exchange (the “Exchange”) is open and
•generally determined by dividing the total net market value of the securities and other assets owned by the Fund, less the Fund’s liabilities, by the total number of the Fund’s outstanding shares.
A Fund may reject any order to buy shares and may suspend the sale of shares at any time.
Fair Value Pricing
The Board of Trustees and the Adviser have adopted joint Valuation Procedures governing the method by which individual portfolio securities held by the Funds are valued in order to determine each Fund’s NAV. The Valuation Procedures provide that each Fund’s assets for which market quotations are readily available shall be valued at current market value. Equity
9

securities are generally valued at the last quoted sale price, or if there is no sale price, the last quoted bid price provided by a third-party pricing service. Securities traded on NASDAQ are generally valued at the NASDAQ Official Closing Price. Prices are taken from the primary market or exchange in which each security trades.
Securities for which market-based quotations are either not readily available (e.g., a third-party pricing service does not provide a value) or are deemed unreliable, in the judgment of the Adviser, are valued at fair value in good faith by the Adviser. The Board of Trustees has designated the Adviser as “valuation designee” to perform fair value determinations for all of the Funds' investments pursuant to Rule 2a-5 under the Investment Company Act of 1940, as amended, subject to the general oversight of the Board of Trustees.
In addition, fair value determinations are required for securities whose value is affected by a significant event (as defined below) that will materially affect the value of a security and which occurs subsequent to the time of the close of the principal market on which such security trades but prior to the calculation of a Fund’s NAV. A “significant event” is defined by the Valuation Procedures as an event that materially affects the value of a security that occurs after the close of the principal market on which such security trades but before the calculation of a Fund’s NAV. Significant events that could affect individual portfolio securities may include corporate actions such as reorganizations, mergers and buy-outs, corporate announcements on earnings, significant litigation, regulatory news such as government approvals and news relating to natural disasters affecting an issuer’s operations. Significant events that could affect a large number of securities in a particular market may include significant market fluctuations, market disruptions or market closings, governmental actions or other developments, or natural disasters or armed conflicts that affect a country or region.
By fair valuing a security, whose price may have been affected by significant events or by news after the last market pricing of the security each Fund attempts to establish a price that would be received to sell the security (or paid to transfer a liability) in an orderly transaction between market participants at the measurement date. The fair value of one or more of the securities in a Fund’s portfolio which is used to determine a Fund’s NAV could be different from the actual value at which those securities could be sold in the market. Thus, fair valuation may have an unintended dilutive or accretive effect on the value of shareholders’ investments in a Fund.
Due to the time differences between the closings of the relevant foreign securities exchanges and the time that a Fund’s NAV is calculated, a Fund may fair value its foreign investments more frequently than it does other securities. When fair value prices are utilized, these prices will attempt to reflect the impact of the financial markets’ perceptions and trading activities on a Fund’s foreign investments since the last closing prices of the foreign investments were calculated on their primary foreign securities markets or exchanges. The fair values assigned to a Fund’s foreign investments may not be the quoted or published prices of the investments on their primary markets or exchanges. Because certain of the securities in which a Fund may invest may trade on days when the Fund does not price its shares, the value of the Fund's investments may change on days when shareholders will not be able to purchase or redeem their shares.
These procedures are intended to help ensure that the prices at which a Fund’s shares are purchased and redeemed are fair, and do not result in dilution of shareholder interests or other harm to shareholders. In the event a Fund fair values its securities, using the fair valuation procedures described above, the Fund’s NAV may be higher or lower than would have been the case if the Fund had not used such procedures.
Subject to oversight by the Board of Trustees, the Adviser, as the valuation designee, performs the fair value determinations relating to Fund investments. In addition, the Adviser, as the valuation designee, is responsible for periodically assessing any material risks associated with the determination of the fair value of a Fund's investments; establishing and applying fair value methodologies; testing the appropriateness of fair value methodologies; and overseeing and evaluating third-party pricing services. The Adviser has established a fair value committee to assist with its designated responsibilities as valuation designee.
In-Kind Purchases
Each Fund may accept payment for shares in the form of securities that are permissible investments for such Fund.

The Funds do not calculate NAV on the following days:
•New Year’s Day
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•Martin Luther King Jr. Day
•Presidents’ Day
•Good Friday
•Memorial Day
•Juneteenth National Independence Day
•Independence Day
•Labor Day
•Thanksgiving Day
•Christmas Day
•Other days when the Exchange is closed.
Selling Shares
The Funds' shares have not been registered under the 1933 Act or under the securities laws of any state, and may not be transferred or resold unless so registered in transactions exempt therefrom. However, a shareholder may redeem its Fund shares at any time, subject to the restrictions described below. The price upon redeeming shares is the NAV per share next determined after the Fund or its agent receives a properly completed redemption request. The value of the shares redeemed may be worth more than or less than their original purchase price, depending on the market value of a Fund’s investments at the time of the redemption.
The Funds may delay forwarding proceeds of your redemption for up to 7 days after receipt of such redemption request. Such proceeds may be delayed if the investor redeeming shares is engaged in excessive trading, or if the amount of the redemption request otherwise would be disruptive to efficient portfolio management or would adversely affect the Fund.
Under normal circumstances, a Fund expects to satisfy redemption requests through the sale of investments held in cash or cash equivalents. However, a Fund may also use the proceeds from the sale of portfolio securities or a bank line of credit to meet redemption requests if consistent with management of the Fund, or in stressed market conditions. Under extraordinary circumstances, a Fund, in its sole discretion, may elect to honor redemption requests by transferring some of the securities held by the Fund directly to a shareholder as a redemption in-kind. For more information about a Fund’s ability to make a redemption in-kind as well as how redemptions in-kind are effected, see the SAI.
The Board of Trustees has adopted procedures for redemptions in-kind of affiliated persons of the Funds. Affiliated persons of the Funds include shareholders who are affiliates of the Adviser and shareholders of the Funds owning 5% or more of the outstanding shares of a Fund. These procedures provide that a redemption in-kind shall be effected at approximately the affiliated shareholder’s proportionate share of a Fund’s current net assets, and are designed so that such redemptions will not favor the affiliated shareholder to the detriment of any other shareholder. If a shareholder receives securities in a redemption in-kind, the shareholder may incur brokerage costs, taxes, or other expenses in converting the securities to cash.
Excessive or Short-Term Trading
While the Board has adopted procedures designed to detect and prevent frequent trading, investment companies advised by the Adviser are not subject to restrictions on how often they may purchase and sell a Fund’s shares. Frequent purchases and redemptions of a Fund’s shares could increase a Fund’s expenses and may disrupt the management of a Fund’s portfolio, which could adversely impact a Fund’s performance. However, each Fund is intended to serve only as an investment option for other investment companies advised by the Adviser. In addition, no Fund is available for purchase by the general public. The Adviser thus believes that the Funds are not the target of abusive trading practices.
Income and Capital Gain Distributions
Each Fund intends to elect and qualify each year as a regulated investment company under the Internal Revenue Code. As a regulated investment company, a Fund generally pays no federal income tax on the income and gains it distributes to shareholders. Each Fund expects to declare and distribute all of its net investment income, if any, as dividends quarterly. Each Fund will distribute net realized capital gains, if any, at least annually. A Fund may distribute such income dividends and capital gains more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund. The amount of any distribution will vary, and there is no guarantee a Fund will pay either an income dividend or a capital gains distribution. All income and capital gain distributions are automatically reinvested in additional shares of the Fund.
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Tax Considerations
Shares of the Funds are purchased solely by “funds-of-funds” advised by NFA, the shares of which must be purchased through separate accounts used to fund variable insurance contracts. As a result, it is anticipated that any income dividends or capital gains distributed by a Fund will be exempt from current taxation by contract holders if left to accumulate within a separate account. Withdrawals from such contracts may be subject to ordinary income tax and, if made before age 59 1∕2, a 10% penalty tax. Please refer to the SAI for more information regarding the tax treatment of the Funds.
Item 12. Distribution Arrangements.
Nationwide Fund Distributors LLC (the “Distributor”), an affiliate of the Adviser, serves as the Funds' distributor. The Distributor receives no compensation for serving as the Funds' sole and exclusive placement agent.
Additional Information
The Trust enters into contractual arrangements with various parties (collectively, “service providers”), including, among others, the Funds' investment adviser, subadviser(s), custodian(s), securities lending agent, fund administration and accounting agents, transfer agent and distributor, who provide services to the Funds. Shareholders are not parties to, or intended (or “third-party”) beneficiaries of, any of those contractual arrangements, and those contractual arrangements are not intended to create in any individual shareholder or group of shareholders any right to enforce them against the service providers or to seek any remedy under them against the service providers, either directly or on behalf of the Trust.
This Prospectus provides information concerning the Trust and the Funds that an investor should consider in determining whether to purchase shares of the Funds. Neither this Prospectus, nor the related SAI, is intended, or should be read, to be or to give rise to an agreement or contract between the Trust or the Funds and any shareholder, or to give rise to any rights to any shareholder or other person other than any rights under federal or state law that may not be waived.
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NATIONWIDE VARIABLE INSURANCE TRUST

NVIT GS Emerging Markets Equity Insights Fund

NVIT GS International Equity Insights Fund

NVIT GS Large Cap Equity Insights Fund

NVIT GS Small Cap Equity Insights Fund

NVIT U.S. 130/30 Equity Fund

Amendment dated July 7, 2023

to the Statement of Additional Information (“SAI”) dated April 27, 2023

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.

Effective immediately, the SAI is amended as follows:

1.	The NVIT GS Large Cap Equity Insights Fund is renamed the “NVIT GS Large Cap Equity Fund.” All references to the Fund’s former name in the SAI are replaced accordingly.

2.	The third paragraph on the cover page of the SAI is deleted in its entirety and replaced with the following:

This SAI is not a prospectus but is incorporated by reference into the following Prospectuses. It contains information in addition to and more detailed than that set forth in the Prospectuses for the Funds and should be read in conjunction with the following Prospectuses:

•	NVIT GS Emerging Markets Equity Insights Fund, NVIT GS International Equity Insights Fund and NVIT GS Small Cap Equity Insights Fund dated April 27, 2023 (as revised July 7, 2023);

•	NVIT GS Large Cap Equity Fund dated April 27, 2023 (as revised July 7, 2023); and

•	NVIT U.S. 130/30 Equity Fund dated April 27, 2023.

3.

The information under the heading “Additional Information on Portfolio Instruments, Strategies and Investment Policies – Borrowing – Equity-Linked Structured Notes” on page 6 of the SAI is deleted in its entirety and replaced with the following:

Equity-Linked Structured Notes. The NVIT GS Emerging Markets Equity Insights Fund, NVIT GS International Equity Insights Fund and NVIT GS Small Cap Equity Insights Fund (collectively, the “Equity Insights Funds”) and the NVIT GS Large Cap Equity Fund, may invest in equity-linked structured notes. Equity-linked structured notes are derivatives that are specifically designed to combine the characteristics of one or more underlying securities and their equity derivatives in a single note form. The return and/or yield or income component may be based on the performance of the underlying equity securities, an equity index, and/or option positions. Equity-linked structured notes are typically offered in limited transactions by financial institutions in either registered or non-registered form. An investment in equity-linked notes creates exposure to the credit risk of the issuing financial institution, as well as to the market risk of the underlying securities. There is no guaranteed return of principal with these securities and the appreciation potential of these securities may be limited by a maximum payment or call right. In certain cases, equity-linked notes may be more volatile and less liquid than less complex securities or other types of fixed-income securities. Such securities may exhibit price behavior that does not correlate with other fixed-income securities.

4.

The information under the heading “Additional Information on Portfolio Instruments, Strategies and Investment Policies – Low Exercise Price Options” on page 21 of the SAI is deleted in its entirety and replaced with the following:

From time to time, the Equity Insights Funds and the NVIT GS Large Cap Equity Fund may use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. Additionally, LEPOs entail the same risks as other over-the-counter derivatives. These include the risk that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Additionally, while LEPOs may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase such instrument when a Fund wishes to sell it.

5.

The information under the heading “Additional Information on Portfolio Instruments, Strategies and Investment Policies – Participation Notes” on page 22 of the SAI is deleted in its entirety and replaced with the following:

The Equity Insights Funds and the NVIT GS Large Cap Equity Fund may buy participation notes from a bank or broker-dealer (“issuer”) that entitle a Fund to a return measured by the change in value of an identified underlying security or basket of securities (collectively, the “underlying security”). Participation notes are typically used when a direct investment in the underlying security is restricted due to country-specific regulations. The Funds are subject to counterparty risk associated with each issuer. Investment in a participation note is not the same as investment in the constituent shares of the company. A participation note represents only an obligation of the issuer to provide a Fund the economic performance equivalent to holding shares of an underlying security. A participation note does not provide any beneficial or equitable entitlement or interest in the relevant underlying security. In other words, shares of the underlying security are not in any way owned by a Fund. However, each participation note synthetically replicates the economic benefit of holding shares in the underlying security. Because a participation note is an obligation of the issuer, rather than a direct investment in shares of the underlying security, a Fund may suffer losses potentially equal to the full value of the participation note if the issuer fails to perform its obligations. The Funds attempt to mitigate that risk by purchasing only from issuers which the subadviser deems to be creditworthy. The issuer may, but is not required to, purchase the shares of the underlying security to hedge its obligation. A Fund may, but is not required to, purchase credit protection against the default of the issuer. When the participation note expires or the Fund exercises the participation note and closes its position, the Fund receives a payment that is based upon the then current value of the underlying security converted into U.S. dollars (less transaction costs). The price, performance and liquidity of the participation note are all linked directly to the underlying security. The Funds’ ability to redeem or exercise a participation note generally is dependent on the liquidity in the local trading market for the security underlying the participation note.

6.

The information under the heading “Additional Information on Portfolio Instruments, Strategies and Investment Policies – Portfolio Turnover” on page 23 of the SAI is deleted in its entirety and replaced with the following:

The Equity Insights Funds and the NVIT GS Large Cap Equity Fund may engage in active short-term trading to benefit from price disparities among different issues of securities or among the markets for equity securities, or for other reasons. As a result of active management, it is anticipated that the portfolio turnover rate may vary greatly from year to year as well as within a particular year, and may be affected by changes in the holdings of specific issuers, changes in country and currency weightings, cash requirements for redemption of shares and by requirements which enable the Funds to receive favorable tax treatment. The Funds are not restricted by policy with regard to portfolio turnover and will make changes in their investment portfolio from time to time as business and economic conditions as well as market prices may dictate. Portfolio turnover is subject to many factors, including but not limited to market conditions, model development and portfolio construction considerations. It can change from year to year without notice.

7.

The ninth paragraph under the heading “Additional Information on Portfolio Instruments, Strategies and Investment Policies – Preferred Stocks, Convertible Securities and Other Equity Securities” beginning on page 23 of the SAI is deleted in its entirety and replaced with the following:

An investment in an enhanced convertible security or any other security may involve additional risks to the Fund. A Fund may have difficulty disposing of such securities because there may be a thin trading market for a particular security at any given time. Reduced liquidity may have an adverse impact on market price and a Fund’s ability to dispose of particular securities, when necessary, to meet the Fund’s liquidity needs or in response to a specific economic event, such as the deterioration in the creditworthiness of an issuer. Reduced liquidity in the secondary market for certain securities may also make it more difficult for a Fund to obtain market quotations based on actual trades for purposes of valuing the Fund’s portfolio. Each of the Equity Insights Funds and the NVIT GS Large Cap Equity Fund, however, intends to acquire liquid securities, though there can be no assurances that it will always be able to do so. The NVIT U.S. 130/30 Equity Fund may hold up to 15% of its respective portfolio in illiquid securities.

8.

The sub-heading “The following are the non-fundamental operating policies of each of the Equity Insights Funds, which may be changed by the Board of Trustees without shareholder approval:” on page 34 of the SAI is deleted in its entirety and replaced with “The following are the non-fundamental operating policies of each of the Equity Insights Funds and the NVIT GS Large Cap Equity Fund, which may be changed by the Board of Trustees without shareholder approval:”.

9.

The sub-heading “Each of the Equity Insights Funds may not:” under the heading “Investment Restrictions” on page 34 of the SAI is deleted in its entirety and replaced with “Each of the Equity Insights Funds and the NVIT GS Large Cap Equity Fund may not:”.

10.	The subsection “Investments in Each Fund” under the heading “Appendix C – Portfolio Managers” is modified as follows:

a.	All references to, and information regarding, James Park, are deleted in their entirety.

b.	The table is amended to include the following:

Name of Portfolio Manager	Fund Name	Dollar Range of Investments in Each Fund (as of March 31, 2023)
Goldman Sachs Asset Management, L.P.
Steven Barry	NVIT GS Large Cap Equity Fund	None
Stephen Becker, CFA	NVIT GS Large Cap Equity Fund	None

11.	The subsection “Other Managed Accounts” under the heading “Appendix C – Portfolio Managers” is amended to include the following:

Name of Portfolio Manager	Number of Accounts Managed by Each Portfolio Manager and Total Assets by Category (As of March 31, 2023)
Goldman Sachs Asset Management, L.P.
Steven Barry	Mutual Funds: 15 accounts, $5.6 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Pooled Investment Vehicles: 13 accounts, $8.1 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Accounts: 53 accounts, $5.1 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)

Stephen Becker, CFA	Mutual Funds: 7 accounts, $1.8 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Pooled Investment Vehicles: 6 accounts, $1.5 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Accounts: 25 accounts, $4.7 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

PART C
OTHER INFORMATION
ITEM 28. EXHIBITS
(a)
Second Amended and Restated Agreement and Declaration of Trust, dated as of June 17, 2009 (the “Amended
Declaration”), of the Registrant, Nationwide Variable Insurance Trust, a Delaware Statutory Trust (the “Trust” or
“NVIT”), previously filed as Exhibit EX-23.a with the Trust’s registration statement on August 26, 2009, is hereby incorporated by reference.

(b)
Third Amended and Restated Bylaws, dated as of August 28, 2020 (the “Amended Bylaws”), of the Trust, previously filed as Exhibit EX-28.b with the Trust’s registration statement on September 15, 2020, is hereby incorporated by reference.

(c)
Certificates for shares are not issued. Articles III, V and VI of the Amended Declaration and Articles II and VII of the
Amended Bylaws, incorporated by reference to Exhibits (a) and (b), respectively, define the rights of holders of shares.

(d)	Investment Advisory Agreements
(1)
Investment Advisory Agreement among the Trust and Nationwide Fund Advisors (“NFA”), dated May 1, 2007, previously filed as Exhibit EX-99.d.1 with the Trust’s registration statement on April 30, 2007, is hereby incorporated by reference.

		(a)	Exhibit A to the Investment Advisory Agreement, amended July 18, 2022, previously filed as EX-28.d.1.a with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.
(2)
Investment Advisory Agreement among the Trust and NFA, dated October 16, 2017, previously filed as Exhibit
EX-28.d.2 with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended March 9, 2022, previously filed as Exhibit
EX-28.d.2.a with the Trust’s registration statement on April 19, 2022, is hereby incorporated by reference.

	(3)	Subadvisory Agreements
(a)
Amended and Restated Subadvisory Agreement among the Trust, NFA and Federated Investment
Management Company, effective May 1, 2007, as amended and restated April 2, 2009, previously filed as
Exhibit EX-23.d.2.d with the Trust’s registration statement on April 24, 2009, is hereby incorporated by reference.

			(i)	Exhibit A to the Subadvisory Agreement, amended March 9, 2017, previously filed as Exhibit EX-28.d.2.a.i with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.
(b)
Amended Subadvisory Agreement among the Trust, NFA and BlackRock Investment Management, LLC,
dated May 1, 2007, as amended June 16, 2010, previously filed as Exhibit EX-28.d.2.g with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(i)
Exhibit A to the Amended Subadvisory Agreement, amended January 10, 2017, previously filed as
Exhibit EX-28.d.2.d.i with the Trust’s registration statement on February 3, 2017, is hereby incorporated by reference.

(c)
Subadvisory Agreement among the Trust, NFA and Insight North America LLC, dated September 6, 2021, previously filed as Exhibit EX-28.d.3.d with the Trust’s registration statement on January 12, 2022, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended February 2, 2022, previously filed as Exhibit
EX-28.d.3.d.i with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(d)
Subadvisory Agreement among the Trust, NFA and American Century Investment Management, Inc., dated
March 11, 2010, previously filed as Exhibit EX-28.d.2.q with the Trust’s registration statement on April 23,
2010, is hereby incorporated by reference.

			(i)	Exhibit A to the Subadvisory Agreement, amended June 19, 2019, previously filed as Exhibit EX-28.d.3.h.i with the Trust’s registration statement on July 16, 2019, is hereby incorporated by reference.

(e)
Subadvisory Agreement among the Trust, NFA and Thompson, Siegel & Walmsley LLC, dated January 23,
2023, previously filed as Exhibit EX-28.d.3.e with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(f)
Subadvisory Agreement among the Trust, NFA and Wellington Management Company, LLP, dated March 24,
2008, previously filed as Exhibit EX-23.d.2.aa with the Trust’s registration statement on March 27, 2008, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended September 19, 2017, previously filed as Exhibit
EX-28.d.3.l.i with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

(g)
Subadvisory Agreement among the Trust, NFA and Lazard Asset Management LLC, dated June 17, 2013, previously filed as Exhibit EX-28.d.2.aa with the Trust’s registration statement on January 7, 2014, is hereby incorporated by reference.

(i)
Amendment to Exhibit A to the Subadvisory Agreement, as amended January 1, 2023, previously filed as Exhibit EX-28.d.3.h.ii with the Trust’s registration statement on January 3, 2023, is hereby incorporated by reference.

(h)
Subadvisory Agreement among the Trust, NFA and Nationwide Asset Management, LLC, dated September 3,
2014, previously filed as Exhibit EX-28.2.aa with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(i)
Exhibits A and B to the Subadvisory Agreement, amended May 1, 2015, previously filed as Exhibit
EX-28.2.bb.i with the Trust’s registration statement on April 21, 2015, is hereby incorporated by reference.

(i)
Subadvisory Agreement among the Trust, NFA and Jacobs Levy Equity Management, Inc., dated
December 10, 2015, previously filed as Exhibit EX-16.6.b.xxvii with the Trust’s registration statement on
Form N-14 on December 22, 2015, is hereby incorporated by reference.

(j)
Subadvisory Agreement among the Trust, NFA and Nationwide Asset Management, LLC, dated January 1,
2008, previously filed as Exhibit EX-23.d.2.v with the Trust’s registration statement on February 8, 2008, is hereby incorporated by reference.

	(i)	Exhibit A to the Subadvisory Agreement, amended May 1, 2013, previously filed as Exhibit EX-28.d.2.k.i with the Trust’s registration statement on January 17, 2014, is hereby incorporated by reference.
(k)
Subadvisory Agreement among the Trust, NFA and DoubleLine Capital LP, dated October 16, 2017, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

(l)
Subadvisory Agreement among the Trust, NFA and AQR Capital Management, LLC, dated November 13,
2017, previously filed as Exhibit EX-28.d.3.bb with the Trust’s registration statement on April 19, 2018, is hereby incorporated by reference.

(m)
Subadvisory Agreement among the Trust, NFA and BlackRock Investment Management, LLC, dated July 2,
2018, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(n)
Subadvisory Agreement among the Trust, NFA and WCM Investment Management, LLC, dated October 8,
2018, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on January 7, 2019, is hereby incorporated by reference.

	(i)	Exhibit A to the Subadvisory Agreement, amended September 13, 2019, previously filed as Exhibit EX-28.d.3.bb.i with the Trust’s registration statement on October 4, 2019.
(o)
Subadvisory Agreement among the Trust, NFA and Amundi Asset Management US, Inc. (formerly, Amundi
Pioneer Institutional Asset Management, Inc., dated January 14, 2019, previously filed as Exhibit
EX-28.d.3.dd with the Trust’s registration statement on January 7, 2019, is hereby incorporated by reference.

(p)
Subadvisory Agreement among the Trust, NFA and Invesco Advisers, Inc., dated May 24, 2019, previously filed as Exhibit EX-28.d.3.dd with the Trust’s registration statement on July 16, 2019, is hereby incorporated by reference.

(q)
Subadvisory Agreement among the Trust, NFA and Goldman Sachs Asset Management, L.P., dated June 13,
2019, previously filed as Exhibit EX-28.d.3.ee with the Trust’s registration statement on October 4, 2019, is hereby incorporated by reference.

(r)
Subadvisory Agreement among the Trust, NFA and J.P. Morgan Investment Management Inc., dated June 13,
2019, previously filed as Exhibit EX-28.d.3.ff with the Trust’s registration statement on July 26, 2019, is hereby incorporated by reference.

	(i)	Amendment to Subadvisory Agreement, dated March 10, 2021, previously filed as Exhibit EX-28.d.3.z.i with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.
	(ii)	Amendment to Subadvisory Agreement, dated June 15, 2022, previously filed as Exhibit EX-28.d.3.s.ii with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.
(s)
Subadvisory Agreement among the Trust, NFA and Jacobs Levy Equity Management, Inc., dated
September 13, 2019, previously filed as Exhibit EX-28.d.3.gg with the Trust’s registration statement on
October 4, 2019, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended February 21, 2023, previously filed as Exhibit
EX-28.d.3.t.i with the Trust’s registration statement on January 18, 2023, is hereby incorporated by reference.

(t)
Subadvisory Agreement among the Trust, NFA and Columbia Management Investment Advisers, LLC, dated
March 12, 2020, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on April 16,
2020, is hereby incorporated by reference.

(u)
Subadvisory Agreement among the Trust, NFA and Dreyfus Cash Investment Strategies, a division of BNY
Mellon Investment Adviser, Inc., dated March 12, 2020, previously filed as Exhibit EX-28.d.3.ee with the
Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(v)
Subadvisory Agreement among the Trust, NFA and Newton Investment Management North America, LLC,
effective August 31, 2021, previously filed as Exhibit EX-28.d.3.aa with the Trust’s registration statement on
January 12, 2022, is hereby incorporated by reference.

(w)
Subadvisory Agreement among the Trust, NFA and Allspring Global Investments, LLC, effective
November 1, 2021, previously filed as Exhibit EX-28.d.3.bb with the Trust’s registration statement on
January 12, 2022, is hereby incorporated by reference.

(x)
Subadvisory Agreement among the Trust, NFA and Loomis, Sayles & Company, L.P., effective June 30, 2021, previously filed as Exhibit EX-28.d.3.z with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended March 20, 2023, previously filed as Exhibit
EX-28.d.3.x.i with the Trust’s registration statement on March 16, 2023, is hereby incorporated by reference.

(y)
Subadvisory Agreement among the Trust, NFA and NS Partners LTD, effective June 30, 2021, previously filed as Exhibit EX-28.d.3.aa with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended July 18, 2022, previously filed as Exhibit
EX-28.d.3.aa.i with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(z)
Subadvisory Agreement among the Trust, NFA and Victory Capital Management Inc., effective December 9,
2021, previously filed as Exhibit EX-28.d.3.bb with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

		(aa)
Subadvisory Agreement among the Trust, NFA and Atlanta Capital Management Company, L.L.C., effective
January 27, 2023, previously filed as Exhibit EX-28.d.3.aa with the Trust’s registration statement on
March 16, 2023, is hereby incorporated by reference.

	(4)	Fund of Funds Investment Agreements
		(a)
Fund of Funds Investment Agreement among the Trust, NFA and American Funds Insurance Series, effective
January 19, 2022, previously filed as Exhibit EX-28.d.4.a with the Trust’s registration statement on
January 12, 2022, is hereby incorporated by reference.

		(b)
Fund of Funds Investment Agreement among the Trust, BlackRock Variable Series Funds, Inc. and BlackRock
Advisors, LLC, effective January 19, 2022, previously filed as Exhibit EX-28.d.4.b with the Trust’s registration statement on January 12, 2022, is hereby incorporated by reference.

		(c)
Fund of Funds Investment Agreement among the Trust, Nationwide Mutual Funds, BlackRock ETF Trust,
BlackRock ETF Trust II, iShares Trust, iShares, Inc. and iShares U.S. ETF Trust, effective January 19, 2022, previously filed as Exhibit EX-28.d.4.c with the Trust’s registration statement on January 12, 2022, is hereby incorporated by reference.

(e)	(1)
Underwriting Agreement between the Trust and Nationwide Fund Distributors, LLC (“NFD”), dated May 1, 2007, previously filed as Exhibit EX-99.e with the Trust’s registration statement on April 30, 2007, is hereby incorporated by reference.

		(a)	Schedule A to the Underwriting Agreement, amended March 9, 2022, previously filed as Exhibit EX-28.e.1.a with the Trust’s registration statement on April 19, 2022, is hereby incorporated by reference.
(f)	Not applicable.
(g)	(1)
Global Custody Agreement between the Trust and JPMorgan Chase National Association (formerly, JPMorgan
Chase Bank), dated April 4, 2003, previously filed as Exhibit EX-23.g.2 with the Trust’s registration statement on
April 28, 2003, is hereby incorporated by reference.

		(a)	Waiver to Global Custody Agreement, dated May 2, 2005, previously filed as Exhibit EX-23.g.1.b with the Trust’s registration statement on April 28, 2005, is hereby incorporated by reference.
		(b)
Rider to Global Custody Agreement Cash Trade Execution Product, dated April 4, 2003, previously filed as
Exhibit EX-23.g.1.d with the Trust’s registration statement on January 17, 2006, is hereby incorporated by reference.

		(c)	Concentration Accounts Agreement, dated December 2, 2009, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on April 23, 2010, is hereby incorporated by reference.
		(d)
Amendment to Global Custody Agreement, dated December 2, 2009, previously filed as Exhibit EX-16.9.a.iv with the Trust’s registration statement on Form N-1A on October 28, 2020, is hereby incorporated by reference.

		(e)	Amendment to Global Custody Agreement, dated March 8, 2012, previously filed as Exhibit EX-28.g.1.a with the Trust’s registration statement on September 15, 2020, is hereby incorporated by reference.
		(f)
Amendment to Global Custody Agreement, dated December 9, 2015, previously filed as Exhibit EX-16.9.a.iii with the Trust’s registration statement on Form N-14 on December 22, 2015, is hereby incorporated by reference.

		(g)
Amendment to Global Custody Agreement, effective February 1, 2022, previously filed as Exhibit
EX-28.g.1.g with the Trust’s registration statement on April 19, 2022, is hereby incorporated by reference.

		(h)
Amendment to Exhibit I of the Global Custody Agreement, dated March 14, 2022, previously filed as Exhibit
EX-28.g.1.h with the Trust’s registration statement on April 19, 2022, is hereby incorporated by reference.

(h)	(1)
Joint Fund Administration and Transfer Agency Agreement between the Trust, Nationwide Mutual Funds and
Nationwide Fund Management LLC (“NFM”), dated May 1, 2010, previously filed as Exhibit EX-28.h.1 with the
Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(a)
Schedule C of the Joint Fund Administration and Transfer Agency Agreement, amended September 1, 2012, previously filed as Exhibit EX-28.h.1.a with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(2)
Administrative Services Plan, dated May 1, 2007, amended March 10, 2021, previously filed as Exhibit EX-28.h.2 with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

(3)
Expense Limitation Agreement between the Trust and NFA, dated May 1, 2007, previously filed as Exhibit
EX-23.h.3 with the Trust’s registration statement on April 14, 2008, is hereby incorporated by reference.

(a)
Amendment to the Expense Limitation Agreement, dated December 11, 2012, previously filed as Exhibit
EX-28.h.3.b with the Trust’s registration statement on April 22, 2013, is hereby incorporated by reference.

(b)
Amendment to the Expense Limitation Agreement, dated May 1, 2017, previously filed as Exhibit
EX-28.h.3.b with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.

(c)
Amendment to the Expense Limitation Agreement, dated July 1, 2018, previously filed as Exhibit
EX-28.h.3.c with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(d)
Exhibit A to the Expense Limitation Agreement, amended as of June 14, 2023, previously filed as Exhibit
EX-28.h.3.d with the Trust’s registration statement on June 29, 2023, is hereby incorporated by reference.

(4)
Assignment and Assumption Agreement between NVIT-Massachusetts (“NVIT-MA”) and the Trust, dated May 2,
2005, assigning NVIT-MA’s title, rights, interests, benefits and privileges in and to certain contracts in the
Agreement, previously filed as Exhibit EX-23.h.7 with the Trust’s registration statement on January 17, 2006, is hereby incorporated by reference.

(5)
Fund Participation Agreement among NFM, Nationwide Financial Services, Inc. (“NFS”), American Funds
Insurance Series and Capital Research and Management Company, dated May 1, 2007, previously filed as Exhibit
EX-23.h.6 with the Trust’s registration statement on September 25, 2008, is hereby incorporated by reference.

(6)
Master-Feeder Services Agreement between the Trust and NFM, dated May 1, 2007, for the American Funds NVIT
Growth Fund, American Funds NVIT Global Growth Fund, American Funds NVIT Asset Allocation Fund,
American Funds NVIT Bond Fund and American Funds NVIT Growth-Income Fund (collectively, the “Feeder
Funds”), previously filed as Exhibit EX-23.h.7 with the Trust’s registration statement on April 30, 2007, is hereby incorporated by reference.

(7)
Amended and Restated Fee Waiver Agreement between the Trust and NFM, dated May 1, 2021, relating to the
NVIT American Funds Asset Allocation Fund, NVIT American Funds Bond Fund, NVIT American Funds Global
Growth Fund, NVIT American Funds Growth Fund, and NVIT American Funds Growth-Income Fund, previously filed as Exhibit EX-28.h.7 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(8)
12b-1 Fee Waiver Agreement between the Trust and NFD, dated May 1, 2023, relating to the NVIT BlackRock
Managed Global Allocation Fund, NVIT DoubleLine Total Return Tactical Fund, NVIT Blueprint Aggressive Fund,
NVIT Blueprint Moderately Aggressive Fund, NVIT Blueprint Capital Appreciation Fund, NVIT Blueprint
Moderate Fund, NVIT Blueprint Balanced Fund, NVIT Blueprint Moderately Conservative Fund, NVIT Blueprint
Conservative Fund, NVIT Blueprint Managed Growth Fund, NVIT Blueprint Managed Growth & Income Fund,
NVIT Calvert Equity Fund, NVIT BNY Mellon Dynamic U.S. Equity Income Fund, previously filed as Exhibit
EX-28.h.8. with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(9)
Fund Participation Agreement among NFA, NFD, and NFS, dated May 2, 2005, previously filed as Exhibit
EX-28.h.22 with the Trust’s registration statement on April 22, 2013, is hereby incorporated by reference.

(i)
Form of Amendment to the Fund Participation Agreement by and among NFA, NFD, and NFS, dated May 1,
2013, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.22.i with the Trust’s registration statement on April 22, 2013, is hereby incorporated by reference.

(10)
Participation Agreement among the Trust, iShares Trust, iShares U.S. ETF Trust, iShares, Inc., iShares U.S. ETF
Company, Inc. and iShares Sovereign Screened Global Bond Fund, Inc., relating to certain series of the Trust, dated
September 10, 2014, previously filed as Exhibit EX-28.h.24 with the Trust’s registration statement on February 12,
2015, is hereby incorporated by reference.

(11)
Fund of Funds Participation Agreement among the Trust, NFA, WisdomTree Trust and WisdomTree Asset
Management, Inc., dated September 10, 2014, relating to certain series of the Trust, previously filed as Exhibit
EX-28.h.25 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(12)
Purchasing Fund Agreement among the Trust, PowerShares Exchange-Traded Fund Trust, PowerShares Exchange-
Traded Fund Trust II, PowerShares India Exchange-Traded Fund Trust and PowerShares Actively Managed
Exchange-Traded Fund Trust, relating to certain series of the Trust, dated September 10, 2014, previously filed as
Exhibit EX-28.h.26 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(13)
Investing Fund Agreement between the Trust and Market Vectors EFT Trust, dated September 10, 2014, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.27 with the Trust’s registration statement on
February 12, 2015, is hereby incorporated by reference.

(14)
12(d)(1) Investing Agreement between the Trust and Vanguard Trusts, dated October 31, 2014, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.28 with the Trust’s registration statement on February 12,
2015, is hereby incorporated by reference.

(15)
Investing Fund Agreement between the Trust, First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund
II, First Trust Exchange-Traded Fund III, First Trust Exchange-Traded Fund IV, First Trust Exchange-Traded Fund
V, First Trust Exchange-Traded Fund VI, First Trust Exchange-Traded Fund VII, First Trust Exchange-Traded
AlphaDEX® Fund and First Trust Exchange-Traded AlphaDEX® Fund II, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.29 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(16)
Expense Limitation Agreement between the Trust and NFA, dated May 1, 2017, relating to the BlackRock NVIT
Managed Global Allocation Fund, previously filed as Exhibit EX-28.h.21 with the Trust’s registration statement on
April 19, 2017, is hereby incorporated by reference.

(a)
Amendment to Expense Limitation Agreement, dated July 1, 2018, previously filed as Exhibit EX-28.h.21.a with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(17)
Fee Waiver Agreement between the Trust and NFA, dated May 1, 2023, relating to the NVIT BlackRock Managed
Global Allocation Fund, previously filed as Exhibit EX-28.h.17 with the Trust’s registration statement on April 19,
2023, is hereby incorporated by reference.

(18)
Form of Fund of Funds Participation Agreement among the Trust, on behalf of the BlackRock NVIT Managed
Global Allocation Fund, NFA, BlackRock Variable Series Funds, Inc., on behalf of certain series of its trust, and
BlackRock Advisors, LLC, previously filed as Exhibit EX-28.h.24 with the Trust’s registration statement on
April 28, 2015, is hereby incorporated by reference.

(19)
Fee Waiver Agreement between the Trust and NFA, dated May 1, 2023, relating to the NVIT BlueprintSM
Aggressive Fund, NVIT BlueprintSM Moderately Aggressive Fund, NVIT BlueprintSM Capital Appreciation Fund,
NVIT BlueprintSM Moderate Fund, NVIT BlueprintSM Balanced Fund, NVIT BlueprintSM Moderately
Conservative Fund and NVIT BlueprintSM Conservative Fund, previously filed as Exhibit EX-28.h.19 with the
Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(20)
Administrative Services Fee Waiver Agreement between the Trust and NFS, dated May 1, 2023, relating to the
NVIT Government Money Market Fund, previously filed as Exhibit EX-28.h.20 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(21)
Fee Waiver Agreement between the Trust and NFA, dated May 1, 2023, relating to the NVIT Real Estate Fund, previously filed as Exhibit EX-28.h.21 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(22)
Amended and Restated Fee Waiver Agreement between the Trust and NFA, effective January 1, 2023 relating to the
NVIT Allspring Discovery Fund, NVIT BNY Mellon Core Plus Bond Fund, NVIT BNY Mellon Dynamic U.S. Core
Fund, NVIT Calvert Equity Fund, NVIT Emerging Markets Fund, NVIT Government Bond Fund, NVIT Jacobs
Levy Large Cap Core Fund, NVIT Loomis Short Term Bond Fund, NVIT Multi-Manager Mid Cap Value Fund,
NVIT Multi-Manager Small Company Fund, NVIT NS Partners International Focused Growth Fund and NVIT Real
Estate, previously filed as Exhibit EX-28.h.22 with the Trust’s registration statement on January 3, 2023, is hereby incorporated by reference.

(23)
Fee Waiver Agreement between the Trust and NFA, dated July 1, 2020, relating to the NVIT Government Money
Market Fund, previously filed as Exhibit EX-28.h.30 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(24)
12b-1 Fee Waiver Agreement between the Trust and NFD, dated May 1, 2023, relating to the NVIT Government
Money Market Fund, previously filed as Exhibit EX-28.h.24 with the Trust’s registration statement on April 19,
2023, is hereby incorporated by reference.

(25)
Investment Advisory Fee Waiver Agreement between the Trust and NFA, dated May 1, 2023, relating to the NVIT
Government Money Market Fund, previously filed as Exhibit EX-28.h.25 with the Trust’s registration statement on
April 19, 2023, is hereby incorporated by reference.

(26)
12b-1 Fee Waiver Agreement between the Trust and NFD, dated May 1, 2023, relating to the NVIT International
Index Fund, previously filed as Exhibit EX-28.h.26 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(27)
Expense Limitation Agreement between the Trust and NFA, dated November 12, 2021, relating to the NVIT
AllianzGI International Growth Fund, NVIT BNY Mellon Dynamic U.S. Equity Income Fund, NVIT Emerging
Markets Fund, NVIT Mid Cap Index Fund, NVIT Real Estate Fund, NVIT S&P 500 Index Fund, NVIT Wells Fargo
Discovery Fund, NVIT BNY Mellon Core Plus Bond Fund, and NVIT Managed American Funds Asset Allocation
Fund, previously filed as Exhibit EX-28.h.27 with the Trust’s registration statement on January 12, 2022, is hereby incorporated by reference.

(28)
Expense Limitation Agreement between the Trust and NFA, dated November 12, 2021, relating to the NVIT
American Funds Asset Allocation Fund and NVIT American Funds Growth Fund, previously filed as Exhibit
Ex-28.h.28 with the Trust’s registration statement on January 12, 2022, is hereby incorporated by reference.

(i)	Not applicable.
(j)	Not applicable.
(k)	Not applicable.
(l)	Not applicable.
(m)
Distribution Plan under Rule 12b-1, dated May 1, 2007, as amended March 10, 2021, previously filed as Exhibit EX-28.m with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

(n)	Rule 18f-3 Plan, dated May 1, 2007, as amended June 14, 2023, previously filed as Exhibit EX-28.n with the Trust’s registration statement on June 29, 2023, is hereby incorporated by reference.
(o)	Not applicable.
(p)	(1)
Code of Ethics for NFA, the Trust and Nationwide Mutual Funds, amended March 2020, previously filed as Exhibit
EX-28.p.1 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(2) Code of Ethics for NFD, dated April 1, 2022, previously filed as Exhibit EX-28.p.2 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.
(3)
Code of Ethics for Access Persons for Federated Investment Management Company, effective November 10, 2021, previously filed as Exhibit EX-28.p.3 with the Trust’s registration statement on April 19, 2022, is hereby incorporated by reference.

(4)
Code of Ethics for JPMorgan Asset Management (“JPMAM”), effective July 21, 2022, previously filed as Exhibit
EX-28.p.4 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(5)
Code of Business Conduct and Ethics for BlackRock, Inc. (and its subsidiaries), effective December 7, 2021, previously filed as Exhibit EX-28.p.5 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(6)
Code of Ethics for American Century Investment Management, Inc., revised August 31, 2022, previously filed as
Exhibit EX-28.p.6 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(7)
Code of Ethics for Capital Research and Management Company, dated April 2020, previously filed as Exhibit
EX-28.p.8 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(8)
Code of Ethics for Allspring Global Investments, LLC, effective October 1, 2022, previously filed as Exhibit
EX-28.p.8 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(9)
Code of Ethics Conduct for Nationwide Asset Management, LLC, effective February 2022, previously filed as
Exhibit EX-28.p.9 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(10)
Code of Ethics for Thompson, Siegel & Walmsley LLC, dated January 23, 2023, previously filed as Exhibit
EX-28.p.10 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(11)
Code of Ethics for Wellington Management Company, LLP, dated November 1, 2022, previously filed as Exhibit
EX-28.p.11 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(12)
Code of Ethics and Personal Investment Policy for Lazard Asset Management LLC, dated April 2022, previously filed as Exhibit EX-28.p.12 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(13)
Code of Ethics for Jacobs Levy Equity Management, Inc., revised January 2016, previously filed as Exhibit
EX-28.p.27 with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.

(14)
Code of Ethics for DoubleLine Capital LP, effective February 15, 2022, previously filed as Exhibit EX-28.p.14 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(15)
Code of Ethics for AQR Capital Management, LLC, amended December 2022, previously filed as Exhibit
EX-28.p.15 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(16)
Code of Ethics for Amundi Asset Management US, Inc., revised October 31, 2022, previously filed as Exhibit
EX-28.p.16 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(17)
Code of Ethics and Personal Trading Policy for Invesco Advisers, Inc., effective January 2023, previously filed as
Exhibit EX-28.p.17 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(18)
Code of Ethics for WCM Investment Management, LLC, adopted May 31, 2022, previously filed as Exhibit
EX-28.p.18 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(19)
Code of Ethics for Goldman Sachs Asset Management, L.P., dated August 29, 2019, previously filed as Exhibit
EX-28.p.27 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(20)
Global Personal Account Dealing and Code of Ethics for Columbia Threadneedle Investments, dated November
2022, previously filed as Exhibit EX-28.p.20 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(21)
Code of Conduct for Insight North America LLC, effective October 22, 2022, previously filed as Exhibit
EX-28.p.21 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(22)
Code of Conduct for Dreyfus, a division of BNY Mellon Investment Adviser, Inc., effective October 2022, previously filed as Exhibit EX-28.p.22 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(23)
Code of Conduct for Newton Investment Management North America, LLC, effective October 2022, previously filed as Exhibit EX-28.p.23 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(24)	Code of Ethics for NS Partners Ltd, dated March 2022, is filed herewith as Exhibit EX-28.p.24 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.
(25)
Code of Ethics for Loomis, Sayles & Company, L.P., as amended May 25, 2022, previously filed as Exhibit
EX-28.p.25 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(26)
Code of Ethics for Victory Capital Management Inc., effective January 1, 2022, previously filed as Exhibit
EX-28.q.27 with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(27)
Morgan Stanley Investment Management Public Side Code of Ethics and Personal Trading Guidelines for Atlanta
Capital Management Company, L.L.C., effective December 15, 2022, previously filed as Exhibit EX-28.q.27 with the Trust’s registration statement on March 16, 2023, is hereby incorporated by reference.

(q)	(1)
Power of Attorney with respect to the Trust for Barbara I. Jacobs, dated June 14, 2017, previously filed as Exhibit
EX-28.q.2 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

(2)
Power of Attorney with respect to the Trust for Douglas F. Kridler, dated June 14, 2017, previously filed as Exhibit
EX-28.q.5 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

(3)
Power of Attorney with respect to the Trust for Keith F. Karlawish, dated June 14, 2017, previously filed as Exhibit
EX-28.q.7 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

(4)
Power of Attorney with respect to the Trust for M. Diane Koken, dated March 6, 2019, previously filed as Exhibit
EX-28.q.8 with the Trust’s registration statement on April 18, 2019, is hereby incorporated by reference.

(5)
Power of Attorney with respect to the Trust for Carol A. Kosel, dated June 14, 2017, previously filed as Exhibit
EX-28.q.9 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

(6)
Power of Attorney with respect to the Trust for Kevin T. Jestice, dated March 15, 2023, previously filed as Exhibit
EX-28.q.6 with the Trust’s registration statement on March 16, 2023, is hereby incorporated by reference.

(7)
Power of Attorney with respect to the Trust for Lorn C. Davis, dated January 1, 2021, previously filed as Exhibit
EX-28.q.10 with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

(8)
Power of Attorney with respect to the Trust for David E. Wezdenko dated January 1, 2021, previously filed as
Exhibit EX-28.q.11 with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

(9)
Power of Attorney with respect to the Trust for David Majewski, dated September 28, 2022, previously filed as
Exhibit EX-28.q.12 with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(10)
Power of Attorney with respect to the Trust for Kristina Bradshaw, dated January 1, 2023, previously filed as Exhibit
EX-28.q.10 with the Trust’s registration statement on January 18, 2023, is hereby incorporated by reference.

(11)
Power of Attorney with respect to the Trust for Charlotte Petersen, dated January 1, 2023, previously filed as Exhibit
EX-28.q.11 with the Trust’s registration statement on January 18, 2023, is hereby incorporated by reference.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
No person is presently controlled by or under common control with Registrant.
ITEM 30. INDEMNIFICATION
Indemnification provisions for officers, directors and employees of the Registrant are set forth in Article VII, Section 2 of the Amended Declaration. See Item 28(a) above.
The Trust has entered into indemnification agreements with each of the trustees and certain of its officers. The indemnification agreements provide that the Trust will indemnify the indemnitee for and against any and all judgments, penalties, fines, and amounts paid in settlement, and all expenses actually and reasonably incurred by indemnitee in connection with a proceeding that the indemnitee is a party to or is threatened to be made a party to (other than certain exceptions specified in the agreements), to the maximum extent not expressly prohibited by Delaware law or applicable federal securities law and regulations (including, without limitation, Section 17(h) of the Investment Company Act of 1940 and the rules and regulations issued with respect thereto by the U.S. Securities and Exchange Commission). The Trust also will indemnify indemnitee for and against all expenses actually and reasonably incurred by indemnitee in connection with any proceeding to which indemnitee is or is threatened to be made a witness but not a party. See Item 23(h)(4) above.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER
(a)
Nationwide Fund Advisors (“NFA”), the investment adviser to the Trust, also serves as investment adviser to Nationwide Mutual Funds. To the Registrant’s knowledge, the Directors and Officers of NFA have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of NFA or its affiliates.
Each of the following persons serves in the same or similar capacity with one or more affiliates of NFA. The address for the persons listed below is One Nationwide Plaza, Columbus, Ohio 43215.
Name and Address	Principal Occupation	Position with NFA	Position with Funds
Kevin T. Jestice	President and Chief Executive Officer of Nationwide Funds Group; Senior Vice President of Nationwide Mutual Insurance Company	President and Director	President, Chief Executive Officer and Principal Executive Officer
Lee T. Cummings	Senior Vice President and Head of Fund Operations of Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company	Senior Vice President	Senior Vice President and Head of Fund Operations
Kevin D. Grether	Senior Vice President of NFA and Chief Compliance Officer of NFA and the Trust; Vice President of Nationwide Mutual Insurance Company	Vice President and Chief Compliance Officer	Senior Vice President and Chief Compliance Officer
Pamela A. Biesecker	Senior Vice President and Head of Taxation of Nationwide Mutual Insurance Company	Senior Vice President and Head of Taxation	N/A
Denise L. Skingle	Senior Vice President and Chief Counsel of Nationwide Mutual Insurance Company	Senior Vice President and Secretary	N/A
Steve A. Ginnan	Senior Vice President, Director and Chief Financial Officer of Nationwide Financial Services, Inc.	Director	N/A
Stephen R. Rimes	Vice President, Associate General Counsel and Secretary for Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company	Vice President, Associate General Counsel and Assistant Secretary	Secretary, Vice President and Associate General Counsel
Gayle L. Donato	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Hope C. Hacker	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Timothy J. Dwyer	Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Vice President and Assistant Treasurer	N/A

Name and Address	Principal Occupation	Position with NFA	Position with Funds
David A. Garman	Vice President-Enterprise Governance & Finance Legal of Nationwide Mutual Insurance Company	Vice President and Assistant Secretary	N/A
Mark E. Hartman	Associate Vice President and Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
David Dokko	Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
John L. Carter	President and Chief Operating Officer of Nationwide Financial Services, Inc.	Director	N/A
Steve Hall	Senior Investment Associate	Vice President-Derivatives Risk Manager	N/A
Tonya G. Walker	Associate Vice President and Assistant Treasurer of	Nationwide Mutual Insurance Company	N/A
(b)
Information for the Subadvisers
(1)
American Century Investment Management, Inc. (“American Century”) acts as subadviser to the NVIT Multi-Manager Mid Cap Value Fund. Except as listed below, the directors and officers of American Century have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.
Name and Position With American Century	Other Company	Position With Other Company
Miguel CotaVice President	BlackRock Investments	Senior Credit Trader
Peter Van GelderenVice President	Guggenheim Partners	Co-Head of Structured Credit Group
John PakGeneral Counsel	The Bank of New York Mellon	Chief Legal Officer
Lynn ChenVice President	Aberdeen Standard Investments	Head of the Total Return Bond team
Sarah Bratton HughesSenior Vice President	Schroders Investment Management North America Inc.,	Global Head of Sustainability Solutions and Head of Sustainability, North America
Arun DanielVice President	J O Hambro Capital Management Group	Senior Portfolio Manager/Senior Research Analyst, Global Equities
(2)
Amundi Asset Management US, Inc. (“Amundi US”) acts as subadviser to the NVIT Amundi Multi Sector Bond Fund. The directors and officers of Amundi US have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities, except as noted below.
Name and Position With Amundi AM US	Other Company	Position With Other Company
Lisa Jones,CEO	The Investment Company Institute	Member– Board of Governors
	MIT Sloan Finance Group Advisory Board	Member
	Clearwater Analytics Holdings, Inc	Independent Director (Member of the Board of Directors)
Ken Taubes,CIO	Kerem Shalom	Member of Finance Committee
	Suffolk University MSF Advisory Board	Board Member
	Suffolk University	Trustee and Member of the Investment Committee

Name and Position With Amundi AM US	Other Company	Position With Other Company
	Suffolk University	Trustee and Member of the Investment Committee
(3)
AQR Capital Management, LLC (“AQR”) acts as subadviser for the NVIT AQR Large Cap Defensive Style Fund. Except as listed below, the directors and officers of AQR have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.
Name and Position With AQR	Other Company	Position With Other Company
Lasse Pedersen, Principal	Copenhagen Business School Howitzvej 60, 2000 Frederiksberg, Denmark 2815 2815	Professor (2011-present)
Tobias Moskowitz, Principal	Yale University School of Management Yale University New Haven, CT 06511	Dean Takahashi Professor of Finance (2016-present)
	Commonfund 15 Old Danbury Road, Wilton, CT 06897	Board Member (2022-present)
David Kabiller, Principal	Arqitel Investment Management, LP 9800 Wilshire Blvd, Suite 203 Beverly Hills CA 90212	Chairman and Founding Partner (2022-present)
(4)
BlackRock Investment Management, LLC (“BlackRock”) acts as subadviser to the NVIT S&P 500 Index Fund, NVIT Small Cap Index Fund, NVIT Mid Cap Index Fund, NVIT International Index Fund, NVIT Bond Index Fund, NVIT BlackRock Equity Dividend Fund, NVIT iShares Fixed Income ETF Fund and NVIT iShares Global Equity ETF Fund. The directors and officers of BlackRock have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.
(5)
Columbia Management Investment Advisers, LLC (“Columbia”) acts as subadviser to the NVIT Columbia Overseas Value Fund. Except as set forth below, none of the directors or officers of Columbia are or have been, at any time during the Trust’s past two fiscal years, engaged in any other business, profession, vocation or employment of a substantial nature.
(a)
Columbia, a wholly-owned subsidiary of Ameriprise Financial, Inc., performs investment advisory services for the Trust and certain other clients. Information regarding the business of Columbia is set forth in the Prospectus and Statement of Additional Information of the Trust’s series that are subadvised by Columbia and is incorporated herein by reference. Information about the business of Columbia and the directors and principal executive officers of Columbia is also included in the Form ADV filed by Columbia with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-25943), which information is incorporated herein by reference. In addition to their position with Columbia, certain directors and officers of Columbia also hold various positions with, and engage in business for, Ameriprise Financial, Inc. or its other subsidiaries.
(6)
DoubleLine Capital LP (“DoubleLine”) acts as subadviser to the NVIT DoubleLine Total Return Tactical Fund. Except as noted below, no director, officer, or partner of DoubleLine have been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.
Name and Position with DoubleLine	Other Company	Position with Other Company
Jeffrey E. Gundlach, Chief Executive Officer, Chief Investment Officer	DoubleLine Funds Trust	Chairman of the Board of Trustees
Ronald R. Redell, Executive Vice President	DoubleLine Funds Trust	President, Interested Trustee
	DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Chairman of the Board of Trustees
Earl Lariscy, General Counsel	DoubleLine Funds Trust	Vice President

Name and Position with DoubleLine	Other Company	Position with Other Company
	DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Vice President and Assistant Secretary
Jeffrey J. Sherman, Deputy Chief Investment Officer	DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Vice President
Youse Guia, Chief Compliance Officer	DoubleLine Funds Trust, DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Chief Compliance Officer
Cris Santa Ana, Chief Risk Officer	DoubleLine Funds Trust, DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Secretary
Patrick Townzen, Director of Operations	DoubleLine Funds Trust, DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Vice President
(7)
Dreyfus, a division of BNY Mellon Investment Adviser, Inc. (“BNYMIA”) acts as subadviser to the NVIT Government Money Market Fund. BNYMIA also acts as an investment adviser or subadviser to other investment companies. To the knowledge of the Registrant, the directors and officers of BNYMIA have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities with the exception that Bushra Mannon, a Vice President of BNYMIA, served as Executive Director of J.P. Morgan Asset Management from September 2013 until November 2021.
(8)
Federated Investment Management Company (“Federated”) acts as subadviser to the NVIT Federated High Income Bond Fund and is a registered investment adviser under the Investment Advisers Act of 1940. It is a subsidiary of Federated Hermes, Inc. (formerly, Federated Investors, Inc). Federated serves as investment adviser to a number of investment companies and private accounts. Except as noted below, the directors and officers of Federated have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.
Name and Position with Federated	Other Company	Position with Other Company
James Gallagher II, Trustee	Morris James LLP 500 Delaware Avenue, Suite 1500 Wilmington, DE 19801-1494	Partner
(9)
Goldman Sachs Asset Management, L.P. (“GSAM”) is an indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. and serves as subadviser to the NVIT GS Emerging Markets Equity Insights Fund, NVIT GS International Equity Insights Fund, NVIT GS Large Cap Equity Fund and NVIT GS Small Cap Equity Insights Fund. GSAM is engaged in the investment advisory business. GSAM is part of The Goldman Sachs Group, Inc., a public company that is a bank holding company, financial holding company and a world-wide, full-service financial services organization. GSAM Holdings LLC is the general partner and principal owner of GSAM. To the knowledge of the Registrant, the directors and officers of GSAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.
(10)
Invesco Advisers, Inc. (“Invesco”) acts as subadviser to the NVIT Multi-Manager Small Cap Growth Fund and NVIT Multi-Manager Small Company Fund. Except as noted below, no director, officer, or partner of Invesco has been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.
The following table provides information with respect to the principal executive officer and the directors of Invesco.
Registrant's investment sub-adviser, Invesco is located at 1555 Peachtree Street, N.E., Atlanta, GA 30309. In addition to providing sub-advisory services, Invesco, through its subsidiaries, engages in the business of investment management on an international basis. The directors, officers, or partners of Invesco have held, during the past two fiscal years, the following positions of a substantial nature.
Name	Position
Gregory McGreevey	Director, Chairman, President and Chief Executive Officer
Andrew R. Schlossberg	Director and Sr. Vice President
L. Allison Dukes	Director
Kevin M. Carome	Director
Todd Kuehl	Chief Compliance Officer
Greg Ketron	Treasurer
Mark Gregson	Chief Accounting Officer and Controller
Terry Gibson Vacheron	Chief Financial Officer
Jeffrey H. Kupor	Senior Vice President and Secretary
Crissie M. Wisdom	Anti-Money Laundering Compliance Officer
(11)
Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) acts as subadviser to the NVIT Multi-Manager Small Company Fund, NVIT Multi-Manager Small Cap Value Fund, NVIT U.S. 130/30 Equity Fund, NVIT Jacobs Levy Large Cap Core Fund, and NVIT Jacobs Levy Large Cap Growth Fund. To the knowledge of the Registrant, the directors and officers of Jacobs Levy have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director o¬¬r officer of affiliated entities.
(12)
J.P. Morgan Investment Management, Inc. (“JPMIM”), a registered investment adviser, and a wholly owned subsidiary of J. P. Morgan & Co., acts as subadviser to the NVIT J.P. Morgan U.S. Equity Fund, NVIT J.P. Morgan MozaicSM Fund, NVIT J.P. Morgan Digital Evolution Strategy Fund, NVIT J.P. Morgan Innovators Fund, NVIT J.P. Morgan Large Cap Growth Fund and NVIT J.P. Morgan US Technology Leaders Fund. The directors and executive officers of JPMIM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of JPMIM or its affiliates.
(13)
Lazard Asset Management LLC (“Lazard”) acts as subadviser to the NVIT International Equity Fund. The directors and officers of Lazard have not been engaged in any other business or profession of a substantial nature during the past two fiscal years.
(14)
Loomis, Sayles & Company, L.P. (“Loomis Sayles”) acts as subadviser to a portion of the NVIT Emerging Markets Fund. The address of Loomis Sayles is One Financial Center, Boston, MA 02111. Loomis Sayles is an investment adviser registered under the Investment Advisers Act of 1940. Except as noted below, the directors and officers of

Loomis Sayles have not been engaged in any other business or profession of a substantial nature during the past fiscal years, other than in their capacities as a director or officer of affiliated entities.
Name and Position with Loomis Sayles	Name and Principal Business Address of Other Company	Connection with Other Company
Kevin P. Charleston Chairman, Chief Executive Officer, President and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis ETF Trust II 888 Boylston Street, Boston, MA 02199	Trustee
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	Executive Vice President
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and President
	Loomis Sayles Investments Asia Pte. Ltd. 10 Collyer Quay #14-06, Ocean Financial Centre, Singapore 049315	Director
	Loomis Sayles Operating Services, LLC, One Financial Center, Boston, MA 02111 (dissolved 12/20/22)	Director, Chairman and President (2020– 2022)
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director, Chairman and President
Matthew J. Eagan Executive Vice President and Director	None.	None.
Daniel J. Fuss Vice Chairman, Executive Vice President and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Executive Vice President (2003 - 2021)
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Executive Vice President (2003- 2021)
John R. Gidman Executive Vice President, Chief Operating Officer and Director	Loomis Sayles Operating Services, LLC, One Financial Center, Boston, MA 02111 (dissolved 12/20/22)	Director and Chief Executive Officer (2020 - 2022)
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director and Chief Executive Officer

Name and Position with Loomis Sayles	Name and Principal Business Address of Other Company	Connection with Other Company
	Natixis Investment Managers 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer, US
David L. Giunta Director	Natixis Advisors, LLC 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer
	Compliance, Risk and Internal Control Committee (formerly known as Natixis Distribution Corporation) 888 Boylston Street, Boston, MA 02199	Chairman, President and Chief Executive Officer
	Natixis Distribution, LLC 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer
	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee and Executive Vice President
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis ETF Trust II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
Aziz V. Hamzaogullari Executive Vice President, Chief Investment Officer of the Growth Equity Strategies and Director	None.	None.
Kinji Kato Director (6/17/22 to present)	Natixis Investment Managers Japan Ark Hills South Tower 8F 4-5, Roppongi 1-chome, Minato-ku Tokyo 106-0032 Japan	Honorary Chairman
Maurice Leger Executive Vice President, Director of Global Institutional Services and Director	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager
	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
Rebecca O’Brien Radford Executive Vice President, General Counsel, Secretary and Director (1/1/2023 to present)	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	General Counsel and Secretary
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Secretary

Name and Position with Loomis Sayles	Name and Principal Business Address of Other Company	Connection with Other Company
	Loomis Sayles Operating Services, LLC, One Financial Center, Boston, MA 02111 (dissolved 12/20/22)	Director and Secretary (2020 - 2022)
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director, General Counsel and Secretary
Richard G. Raczkowski Executive Vice President and Director	None.	None.
John F. Russell, Executive Vice President and Director	None.	None.
Susan L. Sieker Executive Vice President, Chief Financial Officer and Director (2021-present)	NIM-os, LLC One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	Chief Financial Officer
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Chief Financial Officer
Elaine M. Stokes Executive Vice President and Director	None.	None.
David L. Waldman Executive Vice President, Deputy Chief Investment Officer (2013-2021), Chief Investment Officer (2021-present) and Director	None.	None.
(15)
Nationwide Asset Management, LLC (“NWAM”) acts as subadviser to the NVIT Core Bond Fund, NVIT Government Bond Fund, NVIT Investor Destinations Managed Growth Fund, NVIT Investor Destinations Managed Growth & Income Fund, NVIT BlueprintSM Managed Growth Fund, NVIT BlueprintSM Managed Growth & Income Fund, NVIT Managed American Funds Asset Allocation Fund, NVIT Managed American Funds Growth-Income Fund, and NVIT BlackRock Managed Global Allocation Fund. To the knowledge of the Registrant, the directors and officers of NWAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.
(16)
Newton Investment Management North America, LLC (“NIMNA”) acts as a subadvisor to the NVIT BNY Mellon Dynamic U.S. Core Fund and NVIT BNY Mellon Dynamic U.S. Equity Income Fund. The directors and officers of NIMNA have not been engaged in any other business or profession of substantial nature during the past two fiscal years.
(17)
NS Partners Ltd (“NS Partners”) acts as subadviser to the NVIT NS Partners International Focused Growth Fund and the NVIT Emerging Markets Fund. To the knowledge of the Registrant, the directors and officers of NS Partners have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated` entities.
(18)
Thompson, Siegel & Walmsley LLC (“TSW”) acts as subadviser to the NVIT Multi-Manager Mid Cap Value Fund. To the knowledge of the Registrant, the directors and officers of TSW have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.
(19)
WCM Investment Management, LLC (“WCM”) acts as subadviser to the NVIT Multi-Manager Small Cap Value Fund. To the knowledge of the Registrant, the directors and officers of WCM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years.
(20)
Wellington Management Company LLP (“Wellington Management”) acts as subadviser to the NVIT Multi-Manager Small Cap Growth Fund and NVIT Real Estate Fund. Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. During the last two fiscal years, no partner of Wellington Management has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management.
(21)
Allspring Global Investments, LLC (“Allspring”) acts as subadviser to the NVIT Allspring Discovery Fund (formerly, NVIT Wells Fargo Discovery Fund). To the knowledge of the Registrant, no director, officer, or partner of Allspring has engaged in any other business, profession, vocation or employment of a substantial nature in the capacity as director, officer, employee, partner or trustee outside of Allspring.
(22)
Insight North America LLC, a subsidiary of the Bank of New York Mellon Corporation, acts as a subadvisor to the NVIT BNY Mellon Core Plus Bond Fund. The directors and officers of Insight have not been engaged in any other business or profession of substantial nature during the past two fiscal years.
(23)
Victory Capital Management Inc. (“Victory Capital”) acts as a subadviser to a portion of the NVIT Multi-Manager Mid Cap Value Fund. Victory Capital is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of Victory Capital have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.
(24)
Atlanta Capital Management Company, L.L.C. (“Atlanta Capital”) acts as subadviser to the NVIT Calvert Equity Fund (formerly, NVIT BNY Mellon Sustainable U.S. Equity Fund). To the knowledge of the Registrant, no director, officer, or partner of Atlanta Capital has engaged in any other business, profession, vocation or employment of a substantial nature in the capacity as director, officer, employee, partner or trustee outside of Atlanta Capital.
ITEM 32. PRINCIPAL UNDERWRITERS
(a)
NFD, the principal underwriter of the Trust, also acts as principal underwriter for Nationwide Mutual Funds.
(b)
Herewith is the information required by the following table with respect to each director, officer or partner of NFD. The address for the persons listed below is One Nationwide Plaza, Columbus, Ohio 43215.
Name:	Position with NFD:	Position with Registrant:
Holly A. Butson	Chief Compliance Officer	N/A
Lee T. Cummings	President	Senior Vice President and Head of Fund Operations
Ewan T. Roswell	Associate Vice President and Assistant Treasurer	N/A
Denise L. Skingle	Senior Vice President and Secretary	N/A
Jennifer L. Monnin	Chief Marketing Officer	N/A
John L. Carter	Manager	N/A
Steven A. Ginnan	Manager	N/A
Kevin T. Jestice	Manager	President, Chief Executive Officer and Principal Executive Officer
(c)
Not applicable.
ITEM 33. LOCATION OF ACCOUNTS AND RECORDS
J.P. Morgan Investor Services Co.
1 Beacon Street
Boston, MA 02108-3002
Nationwide Variable Insurance Trust
One Nationwide Plaza
Columbus, Ohio 43215
ITEM 34. MANAGEMENT SERVICES
Not applicable.

ITEM 35. UNDERTAKINGS
Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, and State of Ohio, on this 7th day of July, 2023.
NATIONWIDE VARIABLE INSURANCE TRUST

BY:	/s/Allan J. Oster
Allan J. Oster, Attorney-In-Fact for Registrant